UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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TCF FINANCIAL CORPORATION 200 Lake Street East Wayzata, MN 55391-1693 (952) 745-2760

Dear Stockholder:

On behalf of the Board of Directors of TCF Financial Corporation, I would like to invite you to attend TCF Financial Corporation’s Annual Meeting of Stockholders at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 25, 2018 at 4:00 p.m. Central Time. The enclosed Notice of Annual Meeting of Stockholders provides additional details regarding the meeting.

TCF had a transformational year in 2017 with several significant actions impacting results while generating momentum for 2018 and beyond. During the year, we discontinued our indirect auto finance loan originations, which will allow us to invest capital in other higher return initiatives, and received a significant net tax benefit related to the Tax Cuts and Jobs Act. We have already begun putting this additional excess capital to work. Over the past several months we have launched a $150 million share repurchase program, increased the common stock dividend by 100 percent, optimized our capital position through preferred stock redemptions, and given back to our team members and communities.

With the momentum generated in 2017, I believe we are well-positioned for success in 2018 and beyond. I expect higher returns and an improving risk profile as our auto finance loan portfolio runs off. In addition, I look for additional opportunities for growth in our wholesale loan and lease portfolios, benefits from rising interest rates from our asset sensitive balance sheet, opportunities to meaningfully improve our efficiency ratio while making investments in our future, and a continued focus on capital optimization initiatives. We are committed to achieving our shared goal of improving returns to you, our stockholders.

I am also proud of the strong corporate governance program we currently have in place. We continue to actively engage with stockholders to understand evolving viewpoints and best practices regarding corporate governance. Thanks to the valuable feedback we have received, we have made significant enhancements to our corporate governance practices over the past several years. We look forward to continued engagement with our stockholders moving forward.

In closing, we want to thank you for your ownership in TCF. We value our partnership with you and remain committed to making TCF a premier investment choice.

Sincerely,

Craig R. Dahl
Chairman, President, and Chief Executive Officer
March 14, 2018

 Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of TCF Financial Corporation (“TCF”) is scheduled as shown below:

April 25, 2018

4:00 p.m. Central Time

Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426

Meeting Agenda

1.	Elect 13 Directors, Each to Serve a One-Year Term;

2.	Approve an amended and restated TCF Financial 2015 Omnibus Incentive Plan to increase the number of shares available under the plan by 4 million shares;

3.	Approve an amended and restated Directors Stock Grant Program to increase the value of the annual grant of restricted stock to $55,000;

4.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”);

5.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2018; and

6.	Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF common stock at the close of business on the record date, February 26, 2018. If you plan to attend the Annual Meeting, you will need a valid form of photo identification to be admitted to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote now to make sure there will be a quorum for the Annual Meeting. You may access TCF’s proxy materials and vote your shares online by following the instructions on the Notice. If you receive a proxy card, you may vote your shares online, by telephone, or by mail by following the instructions on your proxy card. You may revoke your proxy by submitting another timely proxy, by notifying the Corporate Secretary of TCF in writing before your shares are voted at the Annual Meeting, or by voting your shares in person at the Annual Meeting. If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

TCF is making its Proxy Statement for the 2018 Annual Meeting of Stockholders and its 2017 Annual Report to Stockholders available through the Investor Relations section of TCF’s website at http://ir.tcfbank.com. A free webcast of the Annual Meeting also will be available at http://ir.tcfbank.com on Wednesday, April 25, 2018, at 4:00 p.m. Central Time.

Wayzata, Minnesota

March 14, 2018

By Order of the Board of Directors,

Craig R. Dahl
Chairman, President, and Chief Executive Officer

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PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” “we,” “our” or the “Company”) requests your proxy for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), which is being solicited on behalf of the Board and TCF. The Annual Meeting is scheduled for Wednesday, April 25, 2018 at 4:00 p.m. Central Time at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426.

The Notice of Internet Availability of Proxy Materials (the “Notice”) or, in some cases, this Proxy Statement and the accompanying form of proxy, will first be mailed on or about March 14, 2018. Stockholders are entitled to vote at the Annual Meeting if they owned shares of TCF’s common stock at the close of business on February 26, 2018 (the “Record Date”). There were 170,832,137 shares of TCF common stock outstanding on the Record Date.

The Board unanimously recommends that stockholders take the following actions at the Annual Meeting:

Item		Recommendation
1.	Election of 13 Directors, Each to Serve a One-Year Term	Vote FOR
2.	Approve an amended and restated TCF Financial 2015 Omnibus Incentive Plan to increase the number of shares available under the plan by 4 million shares	Vote FOR
3.	Approve an amended and restated Directors Stock Grant Program to increase the value of the annual grant of restricted stock to $55,000	Vote FOR
4.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”)	Vote FOR
5.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2018	Vote FOR

Proposal 1   Election of Directors

Each Director listed below has been nominated by the Board for election to a one-year term. Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following table. All Nominees agree they will serve if elected. However, if any Nominee is unable to serve or for good cause will not serve, a proxy submitted to TCF may be voted for a replacement nominee by your proxies. Richard A. Zona, a current member of our Board, has decided not to stand for re-election and will retire from the Board effective April 25, 2018.

Name	Position(s) with TCF Financial	Age	Director Since*
Peter Bell	Director	66	2009
William F. Bieber	Director	75	1997
Theodore J. Bigos	Director	65	2008
Craig R. Dahl	Director, Chairman, President, and Chief Executive Officer	63	2012
Karen L. Grandstrand	Director	63	2010
Thomas F. Jasper	Director, Vice Chairman, and Chief Operating Officer	49	2012
George G. Johnson	Director	75	1998
Richard H. King	Director	62	2014
Vance K. Opperman	Lead Director	75	2009
James M. Ramstad	Director	71	2011
Roger J. Sit	Director	56	2015
Julie H. Sullivan	Director	60	2016
Barry N. Winslow	Director	70	2008

*	Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Each Nominee’s qualifications and contributions made to the Board were considered before each individual was nominated for election at the Annual Meeting. We believe that each Director brings unique abilities and insights and that the Board is comprised of a strong and diverse group of Directors. The background of each candidate including relevant experience and why TCF believes each is a valuable member of the Board is set forth below.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” all of the Nominees listed above.

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Background of the Nominees

The following describes at least the last five years of business experience of each Nominee proposed for election as a Director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a Director of TCF. The descriptions also include any other directorships at public companies held during the past five years by the Nominees. There is no family relationship between any of the Directors, Nominees or executive officers of TCF.

Peter Bell

Director of TCF Financial
Director Since: 2009

Peter Bell is currently a member of the BSA (Bank Secrecy Act) and Compliance, Compensation, Nominating, and Corporate Governance (“Compensation”), Finance, and Risk Committees. Since December 2010, Mr. Bell has served as Senior Advisor to the Center of the American Experiment, a public policy institution. From 2003 until December 2010, he was the Chair of the Metropolitan Council, a regional agency serving the Minneapolis/St. Paul metropolitan area, that operates the bus, wastewater, and parks systems, and administers funds for affordable housing opportunities, and he was responsible for strategic long-range growth planning for the Minneapolis/ St. Paul metropolitan area. He was Executive Vice President at Hazelden Publishing and Educational Services from 1999 to 2002 and Executive Vice President of Corporate Community Relations at TCF National Bank, a wholly-owned national bank subsidiary of TCF Financial (“TCF Bank”), from 1994 to 1999. He was the co-founder and Executive Director of the Institute on Black Chemical Abuse and has authored and published numerous books on chemical dependence. He is a former member of the Board of Regents of the University of Minnesota, and serves on the Board of Directors of the American Action Forum, Friends of Education, Greater Twin Cities United Way, Questscope, and many other local and national social and civic organizations. In addition to unique management experience in the public and private sectors, Mr. Bell contributes his extensive experience in government affairs to the Board. As a bank holding company regulated by several federal agencies, TCF has numerous dealings with regulatory bodies, and Mr. Bell’s expertise in dealing with a wide variety of state and federal regulators is very helpful in Board deliberations that involve TCF’s regulatory relationships.

William F. Bieber

Director of TCF Financial
Director Since: 1997

William F. Bieber is currently a member of the BSA and Compliance, Compensation, Executive, Finance, and Risk Committees. He is currently Chairman of the Board of ATEK Companies, Inc., a Minnesota-based organization supplying various products to the commercial, medical, and industrial marketplace, a position he has held since 1984. As the Chief Executive Officer and owner of Acrometal Products, a position he first held in 1973, Mr. Bieber acquired numerous manufacturing and production entities, expanding the business that would become the ATEK family of companies. He previously served as President of the Board of Hammer Residences Inc. and as a cabinet member to the Minneapolis United Way. In these roles, Mr. Bieber obtained years of management experience and financial expertise. The Board especially values his extensive experience in starting, acquiring and growing businesses. TCF attempts to run its business lines with an entrepreneurial spirit, and Mr. Bieber’s knowledge of how to turn a product concept into a profitable business venture benefits Board discussions regarding products and strategic initiatives.

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Theodore J. Bigos

Director of TCF Financial
Director Since: 2008

Theodore J. Bigos is currently a member of the Compensation, Finance, and Risk Committees and the Risk Management Subcommittee. He is the owner of Bigos Management, Inc., an apartment ownership and management firm located in Minnesota, and he has been involved in the ownership or operation of apartment complexes for over 40 years. As TCF’s primary businesses include both residential and commercial lending, Mr. Bigos’ unique experience in long-term management of an apartment conglomerate and corresponding knowledge of the real estate markets make him a valuable contributor to the Board.

Craig R. Dahl

Director and Chairman of TCF Financial
Director Since: 2012
Chairman Since: 2017

Craig R. Dahl is currently a member of the Executive and Technology Committees. Mr. Dahl was appointed Chairman of the Board on April 26, 2017 and had previously served as a Vice Chairman starting in 2012. He has been President and CEO of TCF Financial since January 1, 2016, and has been President of the Company since March 2015. Prior to that, Mr. Dahl had been an Executive Vice President of the Company since 1999. During his tenure, Mr. Dahl has also held numerous leadership positions with many of TCF’s wholly-owned lending subsidiaries, including Chairman of TCF Inventory Finance, Inc., Chairman and CEO of Winthrop Resources Corporation, and Chairman of Gateway One Lending and Finance, LLC. Mr. Dahl’s expertise in the lending and finance industries enables him to make meaningful contributions during Board discussions.

Karen L. Grandstrand

Director of TCF Financial
Director Since: 2010

Karen L. Grandstrand is currently the Chair of the Risk Committee and the Risk Management Subcommittee and a member of the Audit, Compensation, Executive, and Finance Committees. She is a shareholder in the Minneapolis law firm of Fredrikson & Byron, P.A. and Chair of the firm’s Bank and Finance Group. Prior to joining the firm in 1999, Ms. Grandstrand was Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank of Minneapolis, where she worked from 1985 to 1999. She served as a director of Thrivent Financial Bank from 2006 to 2010 and has also served as a director for various Minnesota civic and educational entities. Ms. Grandstrand’s contributions as a Director include her insight into the regulatory environment in which TCF operates and expertise in regulatory compliance. As the banking industry is highly regulated, her knowledge, experience, and skills are invaluable to the Board’s decision making.

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Thomas F. Jasper

Director and Vice Chairman of TCF Financial
Director Since: 2012
Vice Chairman Since: 2012

Thomas F. Jasper has been the Chief Operating Officer of TCF Financial since January 1, 2016. Prior to that, Mr. Jasper had been an Executive Vice President of the Company since 2007 and was the Chief Financial Officer of TCF Financial from 2007 to 2011. From 2001 through 2007, Mr. Jasper served in various leadership positions, including Chief Financial Officer, with TCF’s wholly-owned subsidiaries. Prior to joining TCF, he held various positions at KPMG LLP, last serving as a Senior Manager. From 2008 through February 2015, Mr. Jasper served on the Board of Directors of CommonBond Communities, a large non-profit developer of affordable housing focused on serving the Midwest. During the last two years of his Board tenure at CommonBond he served as Board Chair. With his extensive financial, operational and risk management experience and expertise, Mr. Jasper provides an important level of insight to the Board and its review of the Company’s financial statements.

George G. Johnson

Director of TCF Financial
Director Since: 1998

George G. Johnson is currently a member of the Audit, BSA and Compliance, Finance, and Risk Committees. Mr. Johnson is a certified public accountant and Chairman of George Johnson & Company, a certified public accounting firm which he founded in 1971, and George Johnson Consultants and George Johnson Consultants, LLC, consulting firms which he founded in 1995 and 2017, respectively. Until July 1, 2016, he served as a board member and Chair of the Finance Committee of the American Alliance of Museums, which has over 4,000 member organizations, and he serves as a director for various civic and educational organizations in the Detroit, Michigan area. In addition to management and entrepreneurial experience, Mr. Johnson contributes accounting expertise to the Board grounded in his 40-plus year career as a certified public accountant. As TCF is a publicly traded financial services company, the Board is focused on the integrity of TCF’s financial statements, and Mr. Johnson’s financial acumen is invaluable in the Board’s reviews.

Richard H. King

Director of TCF Financial
Director Since: 2014

Richard H. King is currently the Chair of the Technology Committee and a member of the Audit, Finance, and Risk Committees. He is the Executive Vice President, Operations at Thomson Reuters Corporation, a global provider of intelligent information, a position he has held since 2017. Mr. King has been with Thomson Reuters since 2000 serving in various positions of leadership including Executive Vice President & Chief Information Officer from 2015 until 2017, Executive Vice President & Chief Operating Officer for Technology from 2012 to 2015, and Chief Technology Officer of Thomson Reuters Professional Division and Executive Vice President and Chief Operating Officer of Thomson West from 2008 to 2012. Mr. King has completed the NACD Cyber-Risk Oversight Program and received the CERT Certificate in Cybersecurity Oversight issued by the Software Engineering Institute at Carnegie Mellon University. Mr. King’s extensive technology experience in the information industry is beneficial to the Board, and allows him to provide special insights with respects to TCF’s information technology and information security issues.

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Vance K. Opperman

Lead Director of TCF Financial
Director Since: 2009
Lead Director Since: 2014

Vance K. Opperman is currently the Chair of the Compensation Committee and a member of the Audit, Executive, Finance, Risk, and Technology Committees and the Risk Management Subcommittee. He is President and CEO of Key Investment, a private investment company involved in publishing and other activities, a position he has held since 1996. From 1993 to 1996, he was President of West Publishing Company, a provider of legal and business information research now owned by Thomson Reuters. He has served on the Board of Directors of Thomson Reuters since 1996 and has been Lead Director since 2013. He also served on the Board of Directors of Blue Cross Blue Shield of Minnesota until June 2014. Mr. Opperman’s background in executive management and expertise in finance make him a valuable member of the Board. The legal skills he acquired as an attorney and as the president of a large public company in the legal publishing business are useful in the Board’s discussions of legal risk and regulatory issues. As president of West Publishing, Mr. Opperman acquired managerial and analytical skills which enable him to provide valuable insight to Board discussions. In addition, Mr. Opperman’s experience in the healthcare industry is unique to the Board, and allows him to provide special insights with respect to TCF’s healthcare and medical benefits issues.

James M. Ramstad

Director of TCF Financial
Director Since: 2011

James M. Ramstad is currently a member of the BSA and Compliance, Finance, and Risk Committees. He served nine terms as Minnesota Congressman in the U.S. House of Representatives from 1991 to 2009, during which time he was a member of the House Ways and Means Committee, Health and Trade Subcommittees, and Chairman of the IRS Oversight Subcommittee. Mr. Ramstad is currently a Senior Advisor to alliantgroup, LLC, a provider of specialty tax services, and a Director of the National Center on Addiction at Columbia University. After retiring from Congress in 2009, Mr. Ramstad was a teaching fellow at the Harvard University Kennedy School of Government. He is also the founder of the Ramstad Recovery Fund of the Minneapolis Foundation, which provides grants for treatment of veterans suffering from addiction. Mr. Ramstad’s service as a United States Congressman brings a wealth of knowledge and experience in political, legislative, and governmental affairs to the Board.

Roger J. Sit

Director of TCF Financial
Director Since: 2015

Roger J. Sit is currently Co-Chair of the Finance Committee and a member of the Audit, Compensation, and Risk Committees. He is the CEO, Global Chief Investment Officer and a Director of Sit Investment Associates, a privately-owned institutional investment management firm, positions he has held since 2008, and has held various positions at Sit Investment Associates since 1998. Mr. Sit has over twenty-five years of financial services experience. He currently serves on the Boards of Convergent Capital, Minneapolis Institute of Art, and the McKnight Foundation. As a CEO of a successful investment management firm, Mr. Sit has acquired managerial and analytical skills which enable him to provide valuable insight to the Board.

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Julie H. Sullivan

Director of TCF Financial
Director Since: 2016

Julie H. Sullivan is currently the Chair of the Audit Committee and a member of the Finance, Risk, and Technology Committees. Dr. Sullivan has been the President of the University of St. Thomas (MN) since July 2013. Prior to that, she served as Executive Vice President and Provost of the University of San Diego from 2005 to 2013, with responsibility over academic and budgetary affairs. She served as a director of SI Group, a privately owned global chemical company, from 2001 to 2016, and was also a member of the Audit, Compensation, and Pension Committees. Dr. Sullivan previously served on the boards of PICO Holdings Inc. from 2009 to 2015, Applied Micro Circuits Corp from 2005 to 2011, and United PanAm Financial Corporation from 2007 to 2008, serving as the Chair of the Audit Committee for each during her tenure. She also currently serves on the Boards of the non-profits Loyola University Chicago, Catholic Charities of St. Paul and Minneapolis, and the Greater Twin Cities United Way. Dr. Sullivan is a non-practicing certified public accountant and a member of the National Association of Corporate Directors. Dr. Sullivan brings a unique perspective to the Board given her long career in academia, as well as extensive financial experience and acumen which are invaluable in the Board’s review of TCF’s financial statements.

Barry N. Winslow

Director of TCF Financial
Director Since: 2008

Barry N. Winslow is currently the Chair of the BSA and Compliance Committee and a member of the Finance and Risk Committees and the Risk Management Subcommittee. Mr. Winslow served as Vice Chairman, Corporate Development of TCF Financial from January 2012 until his retirement in July 2014, and had been a Vice Chairman of TCF since 2008. Prior to his retirement, Mr. Winslow had held various leadership positions with TCF and its subsidiaries since 1993, with the exception of January 2008 to July 2008. During that time, Mr. Winslow was a financial consultant for several banks, including TCF, with a primary focus on advice, analysis, and strategic planning related to mergers and acquisitions, as well as strategies for non-performing asset dispositions. He has served as a director of Sit Mutual Funds since 2010. Mr. Winslow has also served as an adjunct professor of finance at several universities, including Ohio State, Cincinnati, Xavier, and North Texas. Mr. Winslow has extensive knowledge of the banking industry, with an emphasis in commercial lending, which he obtained through his distinguished career. This knowledge and his experience as an advisor and former employee of TCF make him a valuable member of the Board.

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Corporate Governance

TCF has established and operates within a comprehensive plan for membership, independence, committee membership, and ethical conduct of the Board. TCF’s Corporate Governance Guidelines provide, along with applicable rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”), the criteria used by TCF to make its independence determination for each Director. The Corporate Governance Guidelines are available on TCF’s website at https:// www.tcfbank.com/About-TCF/Corporate-Governance/Corporate-Governance-Guidelines.

TCF’s corporate governance policies recognize the importance of sound governance practices in the financial services industry.

The Board currently consists of 14 members. After Mr. Zona’s retirement, the Board will consist of 13 members. The number of Directors is determined by the Board from time to time and may range in size from 7 to 25 members. The Board typically meets at least quarterly in January, April, July, and October.

Directors are elected by a plurality vote of the stockholders provided that, in an uncontested election, any Director nominee who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall immediately offer his or her resignation to the Board. The Board will then decide whether to accept the resignation.

Director Nominations

The Compensation Committee, which consists entirely of independent Directors as determined by the Board under applicable rules, is responsible for the nomination of Director candidates. The Board has adopted a Director Selection Policy, which sets forth the process by which the Compensation Committee will identify and nominate Director candidates and the criteria that the Compensation Committee will utilize to evaluate such candidates. The Director Selection Policy is available on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Director-Selection-Policy.

The Compensation Committee will identify Director candidates based on suggestions from current Directors and senior management, recommendations from stockholders and the use of a search firm, if necessary. TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates. After potential candidates are identified, the Compensation Committee will then review the candidate’s qualifications to determine which candidates best meet the following criteria: integrity, maturity and judgment, experience and reputation, collegiality, expertise, commitment, independence and diversity. The Compensation Committee’s consideration of diversity includes identifying candidates that can provide a range of talents, expertise and perspectives representative of the interests of the constituencies TCF serves. The candidates that best meet these criteria will then be interviewed by the Chair of the Compensation Committee, another committee member, the CEO, Lead Director, and the Chairman of the Board. Once the Compensation Committee selects a candidate, it provides the Board with a recommendation and the Board will then either formally nominate the candidate for election at an annual meeting or appoint the candidate to fill a current vacancy.

The Board has also adopted amendments to the Bylaws to allow stockholders proxy access for Director nominations. Article II, Section 13(c) of the Bylaws permits a stockholder, or a group of up to 20 stockholders, which have owned shares of TCF representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors continuously for at least three years to nominate and include in TCF’s annual meeting proxy materials director nominees in a number up to 25 percent of the Board. Such nominations are subject to certain eligibility, procedural and disclosure requirements set forth in Article II, Section 13(c), including the requirement that TCF must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the previous year’s annual proxy materials mailing, except as otherwise provided in Article II, Section 13(c).

Stockholders may submit nominations to the Compensation Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth under “Additional Information – How can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?” Any such nomination must include the information specified in Article II, Section 13 of TCF’s Bylaws and nominations should be mailed to the attention of the Compensation, Nominating, and Corporate Governance Committee, c/o TCF’s Corporate Secretary at the TCF address provided in the next sentence. A copy of the Bylaws can be obtained from the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391-1693. The Compensation Committee will evaluate all recommended nominees, including those submitted by stockholders, based on the criteria set forth above.

Board Leadership Structure and the Board’s Role in Risk Oversight

TCF’s independent lead Director (the “Lead Director”) serves as the liaison between the Chairman and the independent Directors. The Lead Director works with management, including the CEO, to determine the information and materials that are provided to Board members. The Lead Director also consults with the Chairman on other such matters as are pertinent to the Board and the Company and is available for direct communication and consultation with regulators upon request. TCF’s Lead Director chairs the Board meetings when the Chairman is not present, which includes the executive sessions of the Board for only the independent Directors, and has the authority to call meetings of the independent Directors. The Lead Director is elected annually by the independent members of the Board. Vance K. Opperman currently serves as Lead Director.

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Craig R. Dahl currently serves as the President and CEO of the Company and as the Chairman of the Board. TCF believes that having both a combined Chairman and CEO and an independent Lead Director currently provides the best board leadership structure for TCF. This structure, together with TCF’s other good corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Dahl proposes strategic priorities to the Board, and with input from the Lead Director, communicates the Board’s guidance to management and is ultimately responsible for implementing the Company’s key strategic initiatives.

The Board believes that this leadership structure is appropriate given TCF’s characteristics and present circumstances. This leadership structure provides the Board with a leader with great substantive knowledge of the Company and the financial industry generally, while having a Lead Director to act as a single voice for the independent Directors and to lead the Board when the Chairman and CEO is unavailable. The Board believes this structure provides value for the Company’s stockholders.

TCF has had a combined Chairman and CEO in place most of the time since the Company’s inception. While the possibility exists that the Board could separate the roles of Chairman and CEO in the future under appropriate circumstances, such as in connection with a management succession, the Board believes that having a combined Chairman and CEO is beneficial to the Company’s performance.

The Company also places a significant emphasis on Board independence. Currently, 11 of the Board’s 14 members (79%) meet the independence requirements under NYSE rules and the Company’s own independence requirements. These independent Directors regularly meet in executive session without management present. Each member of the Board’s Audit, BSA and Compliance, Compensation, Finance, and Risk Committees and the Risk Management Subcommittee is independent (other than Mr. Winslow who serves on the BSA and Compliance, Finance, and Risk Committees, and the Risk Management Subcommittee and is expected to become independent in 2018) and, in addition to the Lead Director, serve in oversight roles. Through the Audit, Compensation, and Risk Committees, the Board is actively involved in oversight of risk, compliance, potential conflicts of interest and related party transactions, and business results. The Compensation Committee is also specifically responsible for an annual review of the CEO’s performance and compensation. Since all Board members have complete access to management and outside advisors, there are multiple sources of information for the Board.

Communications With Directors

The Board has provided a process for stockholders and other interested parties to communicate directly with the Lead Director, any other Director, the full Board, or with independent Directors as a group. This process is discussed on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Communications-with-Directors.

Regular Separate Non-Employee Director Meetings

The non-employee Directors, all of whom, except Mr. Winslow, who is expected to become independent in 2018, are independent under NYSE rules as of the date of this Proxy Statement, meet independently in executive sessions following the regularly scheduled meetings of the Board. The Lead Director presides over each executive session.

Code of Ethics

TCF has adopted a code of ethics applicable to the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and Principal Accounting Officer (“PAO”) (the “Senior Financial Management Code of Ethics”), as well as a code of ethics generally applicable to all employees (including the PEO, PFO, and PAO) and Directors of TCF (the “Code of Ethics”). The Code of Ethics and Senior Financial Management Code of Ethics are both available for review on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Code-Ethics-Policy and https://www.tcfbank.com/About-TCF/Corporate-Governance/Code-Ethics-Senior-Financial-Management, respectively. Any changes to either code will be posted on the website, and any waivers granted to or violations by the PEO, PFO, PAO, or any Director will be posted on TCF’s website. To date, there have been no waivers granted to or violations by the PEO, PFO, PAO, or any Director.

Director Attendance

The business, property, and affairs of TCF are managed by or under the direction of the Board. The Board met nine times in 2017. All Board members are expected to attend all Board meetings, as well as all committee meetings of which they are a member and are invited to attend meetings of committees of which they are not members. TCF requests Directors to attend the Annual Meeting if their schedules permit. Thirteen Directors attended the 2017 Annual Meeting.

During 2017, all Directors attended at least 75% of the combined meetings of the Board and the committees on which they served, and median Director attendance was 100% of the aggregate of Board and committee meetings.

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Board Committees, Committee Memberships, and Meetings in 2017

The following table identifies the principal responsibilities, number of meetings held in 2017, and the members for each of the standing Board committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities. Messrs. Dahl and Jasper are executive officers of TCF and do not serve on any of the standing Board Committees, other than Mr. Dahl who serves on the Technology Committee. In addition to the committees reflected below, there is an Executive Committee of the Board consisting of Ms. Grandstrand, and Messrs. Bieber, Dahl, Opperman, and Zona. The Executive Committee, which serves as a liaison between management and the Board, met in January 2017.

Committee	Principal Responsibilities	Members (*Chair)
Audit 9 meetings in 2017

●   Oversee relationship with independent auditor

●   Oversee and review financial reporting and disclosure matters

●   Oversee compliance

●   Oversee internal audit function, including supervision and evaluation of the performance of the Chief Audit Executive

Grandstrand Johnson King Opperman Sit Sullivan* Zona
BSA and Compliance 4 meetings in 2017

●   Oversee BSA compliance, including reviewing reports on issues, trends, policies, processes, identification of risks, and other matters

●   Oversee TCF’s compliance efforts and programs designed to address relevant laws and regulations

●   Review reports on customer complaint activity

Bell Bieber Johnson Ramstad Winslow*
Compensation, Nominating, and Corporate Governance 6 meetings in 2017

●   Review, recommend, and approve personnel-related matters

●   Evaluate the performance of the CEO

●   Review, recommend, and approve executive compensation, including equity awards

●   Review, recommend, and approve Director nominations

●   Oversee corporate governance matters

●   Review management succession planning

●   Supervise the administration of benefit plans

Bell Bieber Bigos Grandstrand Opperman* Sit
Finance 4 meetings in 2017

●   Review and approve, and oversee the administration and effectiveness of TCF’s financial risk management policies

●   Oversee stress testing framework developed by management

●   Review and approve stress test results for submission to regulators

●   Review financial strategies

●   Review capital planning, including dividend recommendations

●   Review merger, acquisition, and expansion activity

●   Review debt and equity issuance and retirement matters

Bell Bieber Bigos Grandstrand Johnson King Opperman Ramstad Sit* (Co-Chair) Sullivan Winslow Zona* (Co-Chair)
Risk 4 meetings in 2017

●   Oversee TCF’s Enterprise Risk Management Program

●   Oversee and consult with management regarding the Company’s ongoing attention to its risk appetite governance

●   Oversee TCF’s relationships with regulatory agencies

●   Oversee TCF’s risk management function, including an annual evaluation of the performance of the Chief Risk Officer

Bell Bieber Bigos Grandstrand* Johnson King Opperman Ramstad Sit Sullivan Winslow Zona
Risk Management Subcommittee 4 meetings in 2017

●   Assist the Risk Committee in its oversight of TCF’s risk management programs and processes

●   Delegated authority and responsibilities from the full Risk Committee

●   Report to the full Risk Committee at each Risk Committee meeting

Bigos Grandstrand* Opperman Winslow Zona
Technology 4 meetings in 2017

●   Oversee TCF’s technology strategy

●   Review TCF’s technology risks and coordinate with management and other Board committees regarding TCF’s oversight of technology risk management and risk assessment guidelines and policies

●   Oversee cyber security risk management

Dahl King* Opperman Sullivan

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Audit Committee

All members of the Audit Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions - How Does the Board Determine Which Directors are Independent?” and under the additional audit committee independence standards under Section 36(g) of the Federal Deposit Insurance Act. The Board has determined that Dr. Sullivan and Messrs. Johnson, Opperman, Sit, and Zona are Audit Committee Financial Experts, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Exchange Act (“Regulation S-K”). The Audit Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Audit-Committee-Charter.

Compensation, Nominating, and Corporate Governance Committee

All members of the Compensation Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions – How Does the Board Determine Which Directors are Independent?” and under the additional compensation committee independence standards under Section 303A.02(a)(ii) of the NYSE Listed Company Manual. Each member of the Compensation Committee also currently meets the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Mr. Bell who is a former TCF Bank officer. The Compensation Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Compensation-Nominating-Corporate-Governance-Charter.

Scope of Authority

Full authority is delegated from the Board to the Compensation Committee (or the Independent Subcommittee (defined below)) to act on the following matters without Board approval:

●	Review and approve the Company’s compensation and benefits policies generally, including reviewing and approving any equity-based compensation;
●	Review and approve the compensation of, and benefits for, the CEO and other executive officers;
●	Review and approve management’s risk assessment of incentive compensation plans for the CEO, executive officers, and other appropriate employees of the Company;
●	Determine if any deferral or clawback provisions for the CEO or other executive officers have been triggered and executed as required;
●	Prepare the Compensation Committee Report required by the SEC and NYSE rules to be included in the proxy statement, review and discuss the Compensation Discussion and Analysis (the “CD&A”) with management, and provide a recommendation to the Board regarding the inclusion of the CD&A in the Company’s proxy statement;
●	Periodically review the Company’s management succession planning, in consultation with the CEO;
●	Review and approve any employment contracts and severance agreements with executive officers other than the CEO;
●	Annually, review and approve the summary of perquisites for the CEO and review summaries of perquisites for the other senior executive officers; and
●	Supervise the administration of all TCF benefit plans, including:
–	Approval of amendments as needed (except where the amendment requires full Board approval);
–	Selection of trustees, funding agents, investment managers and other similar asset managers for the trust funds;
–	Exercise of all other administrative and interpretive authority under the plans; and
–	Exercise of all other responsibilities as provided in the plans.

Delegation of Authority

The Compensation Committee may establish subcommittees from time to time, including an independent subcommittee consisting of Compensation Committee members who are “outside directors” under Section 162(m) of the Code and are “non-employee directors” under Rule 16b-3 of the Exchange Act. The Compensation Committee has delegated to an independent subcommittee (the “Independent Subcommittee”) consisting of each member of the Compensation Committee other than Mr. Bell, a former TCF Bank officer, all responsibility with regard to equity awards and performance-based compensation. The Compensation Committee has the power to delegate such duties and authority to the subcommittees as it approves.

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Use of Consultants

The Compensation Committee has authority to retain consulting firms for the purpose of evaluating compensation and other compensation-related matters for TCF’s Directors, CEO and other executive officers. The Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”), principally to provide advice and peer group information, which the Compensation Committee considers when developing the terms of long-term incentive awards, incentive compensation plans, and overall compensation amounts for the executive officers named in the Summary Compensation Table (the “NEOs”). During 2017, FW Cook was paid approximately $65,600 for these services to the Compensation Committee. FW Cook did not provide any other services to TCF other than those provided to the Compensation Committee during 2017. FW Cook has internal policies regarding conflicts of interest. The Board affirmatively determined that no conflicts of interest have been raised in connection with the services provided by FW Cook, and that FW Cook was independent under applicable NYSE rules at the time services were provided to the Compensation Committee.

Process for Determining Director Compensation

The Compensation Committee generally meets in January, April, July, and October, with additional special meetings held as needed. Director compensation is reviewed from time to time on an informal basis by the CEO and Chair of the Compensation Committee. Their recommendations concerning any change in Director compensation are referred to the Compensation Committee and the Board.

Compensation Committee Interlocks and Insider Participation

Directors Bell, Bieber, Bigos, Grandstrand, Opperman, and Sit served on the Compensation Committee in 2017. None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries, other than Mr. Bell who was an officer of TCF Bank from 1994 to 1999. The Board has determined that all members of the Compensation Committee were independent for 2017 under standards outlined below and under applicable NYSE rules. Certain relationships with Directors are disclosed below under “Director Independence and Related Person Transactions - What Transactions Were Considered Non-Material?”

Director Independence and Related Person Transactions

How Does the Board Determine Which Directors are Independent?

Pursuant to NYSE listing standards, at least a majority of TCF Directors must be independent. For a Director to be considered independent, the Board must make an affirmative determination that the Director has “no material relationship” with TCF. The NYSE independence standards, as incorporated into the regulations of the SEC, identify certain transactions or relationships which automatically disqualify a Director from being considered independent. In the case of transactions or relationships with a Director’s business, annual payments of more than the greater of $1.0 million or 2.0% of the gross revenues of the Director’s business are automatically disqualifying.

In addition, the Board has adopted the categorical standards listed below to assist it in determinations of independence. The additional categorical independence standards are included in TCF’s Corporate Governance Guidelines, which may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Corporate-Governance-Guidelines. The Board deems transactions or relationships falling within a categorical standard listed below to automatically be non-material:

●	Commercial Loans from TCF Bank Subject to Approval Under Federal Reserve Board Regulation O (“Regulation O”) to a Director’s Business. Loans, leases, and other extensions of credit from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE independence standards, are subject to approval under Regulation O, and TCF has not classified them as being in default;
●	Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying. Transactions or relationships between TCF and a Director, the Director’s related business, or any immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year;
●	Retail Banking Relationships: Home Mortgages, Consumer Loans, and Retail Deposit Accounts. Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards and are on ordinary retail consumer terms and conditions; and
●	Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer. A Director’s ownership of less than a 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF. However, a Director’s service as an executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less than a 10% equity interest in such a company.

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What Transactions Were Considered Non-Material?

During 2015 through 2017, TCF was a party to relationships with certain Directors, their related companies, or immediate family members, each of which was determined by the Board to be not material for purposes of Director independence for each Director who served during 2017 and for each Nominee.

Commercial Loans, Consumer Loans, and Retail Banking Accounts

Each of the following transactions and relationships was reviewed by the Board and was determined to not constitute a material relationship for purposes of Director independence, based on the categorical standards described above:

●	Mr. Bieber or his related companies had commercial loans or leases and commercial deposit accounts with TCF beginning in 2016 and continuing through 2017;
●	Mr. Bigos or his related companies had commercial loans or leases and commercial deposit accounts with TCF during 2015 through 2017; and
●	The following Directors have, or had during 2015 through 2017, retail deposit accounts or consumer loans with TCF, all of which are on ordinary retail consumer terms and conditions: Messrs. Bell, Bigos, Dahl, Jasper, Johnson, King, Sit, and Winslow.

All commercial loans and leases, and all home mortgages and consumer loans, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to TCF and do not involve more than the normal risk of collectability, nor do they present other unfavorable features. All such loans and leases have been approved by the Board when required by Regulation O.

Related Person Transactions Involving Independent Directors

Mr. King is an executive officer of Thomson Reuters. During 2017, 2016, and 2015, the Company made payments to Thomson Reuters and its related entities in the ordinary course of business totaling $1.4 million, $1.5 million, and $1.4 million, respectively, under standard terms and conditions. Many of these payments are related to products and services first acquired before Mr. King joined the Board. Thomson Reuters’ total revenues for the years ended December 31, 2017, 2016, and 2015 were $11.3 billion, $11.2 billion, and $12.2 billion, respectively. Based on its various agreements with Thomson Reuters, the Company expects to make aggregate payments for goods and services to Thomson Reuters of approximately $4.7 million from 2018-2020. Mr. King’s only interest in these transactions is as an officer of Thomson Reuters. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. King’s status as an officer of Thomson Reuters, and affirmatively determined (with Mr. King abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. King, and therefore determined that Mr. King is independent.

Other Business Relationships Involving Independent Directors

Each of the following additional transactions and business relationships was reviewed and was determined by the Board to be not material, either individually or in the aggregate, for purposes of Director independence:

●	During 2017, 2016, and 2015, Mr. Bell received payments and distributions from the TCF Financial Corporation Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) of $0, $334,847, and $328,858, respectively. The Board has reviewed this relationship and affirmatively determined (with Mr. Bell abstaining) that it does not constitute a material relationship between Mr. Bell and TCF because such payments and distributions were for his prior service as an officer of TCF Bank and such payments and distributions were not contingent in any way on continued service;
●	Dr. Sullivan is the President of the University of St. Thomas, a non-profit corporation. TCF made payments to the University of St. Thomas totaling $1,000, $27,454, and $33,106 in 2017, 2016, and 2015 respectively, for goods and services under standard terms and conditions. The board considered these payments and Dr. Sullivan’s status as President of the University of St. Thomas, and affirmatively determined (with Dr. Sullivan abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Dr. Sullivan;
●	Mr. Opperman sits on the board of Thomson Reuters. As discussed above, TCF made payments to Thomson Reuters totaling $1.4 million, $1.5 million and $1.4 million for 2017, 2016, and 2015, respectively, in the ordinary course of business. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. Opperman’s status as a director of Thomson Reuters, and affirmatively determined (with Mr. Opperman abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. Opperman; and
●	The Board has also reviewed Director ownership of shares of TCF common stock and preferred stock of TCF and affirmatively determined that such ownership does not constitute a material relationship between any of those Directors and TCF for purposes of Director independence because no such Director owns 10% or more of any voting class of outstanding TCF securities.

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Which Directors are Independent?

The evaluation of director independence under NYSE listing standards is based on the previous three-year period. On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF during 2015 through 2017, the Compensation Committee and the Board each affirmatively determined in January 2018 that the following Directors or nominees have no material relationship with TCF and are considered to be independent: Ms. Grandstrand, Dr. Sullivan, and Messrs. Bell, Bieber, Bigos, Johnson, King, Opperman, Ramstad, Sit, and Zona. All members of the Audit, BSA and Compliance, Compensation, Finance, and Risk Committees and the Risk Management Subcommittee, other than Mr. Winslow, are independent under all applicable rules. The Board determined that the following Directors are not independent: Mr. Dahl (TCF Chairman, President, and CEO), Mr. Jasper (TCF Vice Chairman and Chief Operating Officer), and Mr. Winslow (former TCF Vice Chairman, Corporate Development) because current executives and former employees who have received employment compensation of more than $120,000 during any twelve-month period within the past three years are deemed to be non-independent under the NYSE standards. Mr. Winslow is expected to become independent in 2018.

Related Person Transactions

During 2017, TCF engaged in transactions in the ordinary course of business with some of its Directors and officers, and entities with which they are associated. As noted above under “What Transactions Were Considered Non-Material?”, all such transactions were made in the ordinary course of business and all loans and leases with Directors, officers, and their related entities were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to TCF and did not involve more than the normal risk of collectability or present other unfavorable features.

Related Person Transaction Approval Process

By written policy and regulation, loans to Directors, executive officers or their immediate family members are submitted for review to the Board of Directors of TCF Bank as and to the extent required by Regulation O. Transactions with Directors, executive officers or their immediate family members that present a possible conflict of interest under the Code of Ethics are reviewed by the General Counsel and submitted to the Board where appropriate or required under the Code of Ethics. In practice, all other transactions between TCF and Directors, Director nominees, executive officers and their immediate family members or related companies that are reportable in the proxy statement are reported to the Audit Committee and, for transactions involving independent Directors, to the Compensation Committee and the Board. All such reports are in writing and maintained with the records of the applicable committee or Board meetings. The Board and the respective committees are responsible for reviewing and evaluating any transactions submitted to them and, where appropriate or otherwise required under applicable regulations, for approving, denying, ratifying, or terminating such transactions. The Board, or a committee of the Board, evaluates these transactions and specifically determines whether or not they serve the best interest of TCF and its stockholders, whether they present a conflict of interest for the affected person, and whether the relationship should be continued or eliminated. Any such action is reflected in the minutes of the Board or the respective committees.

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Director Compensation

TCF’s compensation of non-employee Directors in 2017, including cash and other non-cash compensation, is shown in the following table. Messrs. Dahl and Jasper are executive officers of TCF and do not receive any compensation for their service as Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	All Other Compensation ($)(2)	Total ($)
Peter Bell	$80,000	$44,994	$20,000	$144,994
William F. Bieber	$70,000	$44,994	$20,000	$134,994
Theodore J. Bigos	$70,000	$44,994	$20,000	$134,994
Karen L. Grandstrand	$110,000	$44,994	$23,995	$178,989
George G. Johnson	$76,667	$44,994	$20,000	$141,661
Richard H. King	$90,000	$44,994	$32,500	$167,494
Vance K. Opperman	$110,000	$44,994	$20,000	$174,994
James M. Ramstad	$70,000	$44,994	$—	$114,994
Roger J. Sit	$90,000	$44,994	$—	$134,994
Julie H. Sullivan	$83,333	$44,994	$10,000	$138,327
Barry N. Winslow	$80,000	$44,994	$12,500	$137,494
Richard A. Zona	$90,000	$44,994	$23,000	$157,994
(1)	The grant date fair value for all awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, “Stock Compensation.” TCF’s accounting policy for stock-based compensation is described in Notes 2 and 17 of the Notes to TCF’s Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2017. Dividends are paid on the shares at the rate paid to holders of TCF common stock.

(2)	This column consists of matching charitable gift contributions by TCF Foundation on behalf of Directors. The material terms regarding the matching charitable gift program are described below under “Material Information Regarding Directors’ Compensation.” The totals for Ms. Grandstrand, Mr. King, and Mr. Zona reflect $5,995, $12,500, and $5,000 in contributions, respectively, made in 2016 that were matched by the TCF Foundation in 2017.

(3)	Outstanding equity awards of non-employee Directors at December 31, 2017 consisted of the following:

Name	Number of Shares of Unvested Restricted Stock (#)(a)	Market Value of Unvested Shares ($)(b)(c)
Bell	2,365	$48,483
Bieber	2,365	$48,483
Bigos	2,365	$48,483
Grandstrand	2,365	$48,483
Johnson	2,365	$48,483
King	2,365	$48,483
Opperman	2,365	$48,483
Ramstad	2,365	$48,483
Sit	2,365	$48,483
Sullivan	2,365	$48,483
Winslow	2,365	$48,483
Zona	2,365	$48,483
(a)	Includes unvested restricted stock awards made on January 17, 2017 to each Director. All awards vested on January 17, 2018. Dividends are paid on unvested restricted shares granted under the Directors Stock Grant Program at the rate paid to holders of TCF common stock.

(b)	Consists of the number of unvested shares shown in the previous column, multiplied by the closing stock price on December 29, 2017 of $20.50 per share.

(c)	The total grant date fair value of the stock awards made in 2017 is shown on the Director Compensation table.

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Material Information Regarding Directors’ Compensation

●	Cash compensation for each non-employee Director consists of the following:

–	Annual Retainer of $70,000;

–	An additional $20,000 annual retainer for each Committee or Subcommittee Chaired by a Director; and

–	An additional $20,000 annual retainer for the Lead Director for 2017, which was increased to $25,000 for 2018.

●	Employee Directors (Messrs. Dahl and Jasper) are not compensated for service as Directors.

●	Directors Stock Grant Program (approved by stockholders):

–	Annually, each non-employee Director receives a grant of TCF common stock equal to $45,000. For any Director elected after a stock grant has been awarded, a pro-rata stock grant is awarded;

–	The number of shares granted is determined by dividing $45,000 by the average of the high and low prices of TCF common stock on the grant date;

–	The stock grant vests annually, when the next grant is made;

–	Dividends are paid on unvested shares at the rate paid to holders of TCF common stock; and

–	Unvested shares will vest if a change in control occurs.

●	Non-employee Directors may defer fees and stock grants under the TCF Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) until the end of their Board service.

●	TCF offers the TCF Matching Gift Program to supplement donations made by non-employee Directors to charitable organizations of their choice up to a maximum of $20,000 annually.

●	Stock Ownership Guidelines:

–	Non-employee Directors are required to own shares of TCF common stock worth an amount equal to five times their annual base retainer (excluding any supplementary retainer for Committee chairs);

–	All shares of TCF common stock owned directly or indirectly by a Director will be considered in determining whether the Stock Ownership Guidelines have been met. Stock options will not be counted toward the Stock Ownership Guidelines;

–	Directors have until the fifth anniversary of their appointment to the Board to reach the applicable target ownership level; and

–	All Directors satisfied the Stock Ownership Guidelines as of January 31, 2018, except for Dr. Sullivan, who joined the Board in 2016.

●	Indemnification rights are provided to Directors under TCF’s Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

●	TCF reimburses Directors for travel and other expenses to attend Board meetings or attend to other Board business as a business expense.

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Compensation Discussion and Analysis

Executive Summary

During 2017, our experienced executive team implemented several key initiatives and changes that created momentum in 2017 and which we believe will continue to deliver results for stockholders in 2018. In accordance with our compensation philosophy of aligning the interests of stockholders and executives, our compensation remained focused on performance, including the following metrics:

●	Return on average assets (“ROA”);
●	Return on average tangible common equity (“ROTCE”);
●	Net income available to common stockholders; and
●	Total stockholder return (“TSR”) over a three-year period.

To illustrate how performance in these metrics impacts executive compensation, below is our 2017 performance in these metrics, along with the executive compensation tied to the metrics:

●	ROA of 1.26%, or 29% above the 2017 Peer Group (defined below) average.
●	ROTCE of 15.73%, ranking us 3rd among the 2017 Peer Group.
●	TSR of 6.56%, ranking us 8th among the 2017 Peer Group.
●	Annual incentive awards determined based on ROA and ROTCE performance paid 200% of target for each NEO, or 200% of base salary for Mr. Dahl and 150% of base salary for each other NEO, and were paid out in the form of performance-based restricted stock which will vest in 2019 and 2020 based on net income available to common stockholders in 2018 and 2019, respectively, rather than as a cash payment as in prior years.
●	Performance-based awards which are tied to our TSR relative to the 2017 Peer Group for the three-year period ending December 31, 2020, accounted for 50% of the target value of equity awards granted to NEOs during 2017.

The Compensation Committee believes that its compensation plan, including its mix of both short- and long-term elements, provides appropriate incentives without promoting excessive risk taking.

Key Compensation and Governance Features

We regularly engage with stockholders to solicit feedback on a variety of subjects, including business, compensation, and governance issues. In total, TCF management conducted over 220 meetings with investors in 2017, representing over 60% of our institutional ownership as of December 31, 2017. In addition, our Compensation Committee has engaged an independent compensation consultant to assist our efforts to ensure that our compensation program achieves the goals and objectives discussed above and provides competitive compensation designed to align the interests of management and stockholders. Key features of our compensation program include:

●	Long-term equity awards tied to TSR;
●	Restricted stock awards for executives do not vest after a change in control unless the recipient’s employment is terminated (“double-trigger vesting”);
●	An Executive Severance Policy that limits maximum benefits payable to senior executives upon termination to 2.99x the sum of salary and target bonus unless stockholder approval is received;
●	No dividends are paid on unvested shares of TCF common stock held by employees; and
●	Performance-based awards play a central role in executive compensation, as shown below for the NEOs for 2017:

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Compensation Overview

Our CD&A provides an in-depth discussion of our compensation practices for the following NEOs: Craig R. Dahl (Chairman, President, and CEO), Brian W. Maass (Executive Vice President and Chief Financial Officer), William S. Henak (Executive Vice President, Wholesale Banking), Michael S. Jones (Executive Vice President, Consumer Banking), and Thomas F. Jasper (Vice Chairman and Chief Operating Officer).

We have designed our compensation to attract and retain experienced, highly qualified executives. We continually review and improve our practices in order to succeed in delivering consistent operating performance and ensuring alignment between the interests of stockholders and our executives. Our compensation objectives include:

●	Attracting, rewarding and retaining highly qualified executives;
●	Linking pay to individual and Company performance, while not encouraging excessive risk-taking;
●	Balancing compensation related to short- and long-term Company performance with weighting towards long-term performance; and
●	Aligning the interests of our executives and Directors with our stockholders through long-term ownership of TCF common stock as part of our stock ownership requirements applicable to Directors and officers.

Below is a summary of 2017 results and key actions taken, which are more fully detailed in the CD&A below:

Performance

✔  ROA of 1.26%, or 29% above the 2017 Peer Group average.

✔  ROTCE of 15.73%, ranking us 3rd among the 2017 Peer Group.

✔  TSR of 6.56%, ranking us 8th among the 2017 Peer Group.

✔  Increased revenue by 4.5% from 2016.

✔  Improved net interest margin for the year by 20 basis points to 4.54%.

✔  Increased period-end loans and leases by 7.1% from December 31, 2016.

✔  Increased average deposits by 2.7% over 2016.

✔  Achieved strong above-peer 2017 average yield on loans and leases of 5.20%, an increase of 33 basis points from 2016.

✔  Maintained strong credit quality with net charge-off ratio of .24% for 2017, down from .26% for 2016.

2017 Compensation of Named Executive Officers

✔  Annual incentive awards were 200% of target for each NEO, or 200% of base salary for Mr. Dahl and 150% of base salary for each other NEO. Instead of being paid in cash, they were granted in early 2018 as performance-based restricted stock, which will vest in 2019 and 2020 based on net income available to common stockholders in 2018 and 2019, respectively.

✔  A significant portion of 2017 NEO compensation was contingent on performance, or “at risk,” tied to financial performance metrics relative to our peers.

✔  Performance-based awards covering ROTCE, ROA, and TSR played a central role in executive compensation.

✔  Performance-based awards which are tied to our TSR relative to our peers for the three-year period ending December 31, 2020, accounted for 50% of the equity awards granted to NEOs during 2017.

Compensation & Governance Best Practices

✔  All employee restricted stock awards include a “double-trigger” so that the awards do not vest after a change in control unless the recipient’s employment is terminated.

✔  Our Executive Severance Policy limits the maximum termination benefits payable to senior executives as severance to 2.99x the sum of their salary and target bonus unless approved by stockholders.

✔  We perform an annual review of compensation policies and practices as they relate to risk management.

✔  We provide proxy access rights to our stockholders.

✔  We follow strong, robust roles and responsibilities in establishing executive compensation, including a detailed compensation analysis, and have in place a planning process to establish appropriate financial and business performance metrics.

✔  We maintain stock ownership guidelines in order to encourage executives to retain a significant long-term position in our common stock and thereby align their interests with the long-term interests of our stockholders.

✔  We structure compensation to discourage our executives from taking excessive risk by providing varied and balanced performance targets while reserving the discretionary authority of the Compensation Committee to reduce award payouts.

✔  We do not permit tax gross ups, hedging of our stock, or backdating or repricing of stock option awards.

Why should stockholders approve our Say on Pay?

1.  The structure of our compensation program provides appropriate incentives to attract, retain, and motivate executives without encouraging excessive risk taking.

2.   We continuously engage in investor outreach and have shown our responsiveness to stockholders by identifying a smaller and more representative peer group used to evaluate executive compensation, adopting TSR as a metric for equity awards, eliminating the use of single-trigger stock awards for executives, enacting our Executive Severance Policy, and adopting proxy access in recent years.

3.  Our incentive compensation payouts for 2017 reflect TCF’s financial performance.

4.  Our 2017 TSR was above that of the 2017 Peer Group median.

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Performance

During 2017, we implemented several key initiatives and changes that began delivering results for stockholders while creating momentum heading into 2018. During 2017, management (i) successfully launched TCF’s new digital banking platform, (ii) implemented changes to its capital plan, including approval of a new share repurchase program, (iii) invested in the future by making strategic portfolio purchases and company acquisitions and refinancing outstanding preferred stock, (iv) discontinued indirect auto loan originations as part of a strategic focus on profitable growth, (v) maintained conservative underwriting standards and strong credit performance, and (vi) maintained strong capital ratios while increasing book value.

Since a substantial portion of the long-term incentives awarded to management are tied to our relative total stockholder return, the interests of management are aligned with those of the stockholders to bring improved stock price performance both in the short- and long-term.

Compensation of Named Executive Officers

Primary Elements of Compensation

The Compensation Committee uses several components to achieve its compensation goals, including base salary, annual incentives and long-term incentives. These elements are designed to reward individual performance, achievement of our financial and business goals, and the sustained creation of stockholder value. This balanced use of the various elements provides short- and long-term incentives to executives for individual and company performance while not encouraging excessive risk-taking within the organization. The Compensation Committee believes that positive Company performance should be rewarded through the use of variable elements of compensation such as annual incentives and stock awards. To achieve this, the Compensation Committee utilizes multiple performance goals to discourage NEOs from becoming overly focused on a single measure of performance. The Compensation Committee reviews executive compensation at least annually in light of its compensation objectives and compares levels of base salary, annual incentives, long-term incentives and aggregate total compensation with those of our peers.

Compensation Component	Objective	Determination
Base Salary	A fixed component that is intended to provide a competitive level of compensation necessary to attract and retain highly qualified executives.	The Compensation Committee reviews base salary market practices at least annually through the use of a peer group comparative analysis and an analysis prepared by its compensation consultant. The Compensation Committee reviews the base salaries of the NEOs individually, as compared to the named executive officer at each peer group company with the same relative pay ranking or position.
Annual Incentive	Designed to (i) reward NEOs for achieving one-year financial objectives that the Compensation Committee believes will have a long-term financial impact on stockholder value, (ii) reward NEOs for stockholder value creation and (iii) align the interests of executives with those of our stockholders in the near term.

Annual incentive awards are contingent upon TCF and/or individuals achieving predetermined performance goals. The performance goals are based on one or more performance criteria chosen by the Compensation Committee from a list of measures approved by our stockholders.

In July 2017, the Compensation Committee, in order to further align executives’ compensation with stockholders’ interests, amended the form of payment of the 2017 annual incentive from a cash award to a performance-based restricted stock award of equal value, with the shares of restricted stock vesting in 2019 and 2020 based on 2018 and 2019 performance.

Long-Term Incentive	Designed to reward NEOs for stockholder value creation, to align the interests of executives with those of our stockholders, and to retain and motivate talented executives. Long-term incentives are equity-based and are provided under stockholder-approved plans which permit us to grant a variety of equity-based awards, including restricted stock, restricted stock units, and stock options, although stock options have not been granted since 2008.	Long-term incentives are determined using a formula-based approach further described below under “Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives.” The size, form and performance criteria, if any, of long-term incentive awards are determined by the Compensation Committee based on a number of factors, including its evaluation of market practice, base salary, length of service, responsibilities of the executive, ownership of TCF common stock and quantity, amount, and vesting schedule of previous grants.

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Other Forms of Compensation

Retirement and Other Benefits

The Compensation Committee believes that benefits are an important aspect of our ability to attract and retain quality employees, and believes our benefit programs are consistent with market practices based on its supervision of management’s analysis of industry peers and other local employers. Each NEO generally has access to the benefits provided to all full-time employees, including the TCF 401K Plan (the “401(k) Plan”). Standard benefits received by each NEO as a full-time employee have no impact on the amount of other elements of compensation awarded to the NEO.

401(k) Plan and SERP

Our 401(k) Plan offers matching contributions made after the employee’s first year of service. The plan qualifies as an employee stock ownership plan and qualified tax or deferred compensation plan, or 401(k) Plan, under the Code. In combination with the TCF 401K Supplemental Plan (the “SERP”) described below, each NEO may receive the same match percentage as any employee.

The Code limits the amount of employee contributions and Company matching contributions under the 401(k) Plan for certain individuals, including each NEO. The SERP, a nonqualified supplemental plan first approved by stockholders in 2006, was created to address these limitations. For the approximately 235 participants as of January 31, 2018, all amounts contributed over the 401(k) Plan limit are credited to the SERP, the operation of which generally mirrors the 401(k) Plan. All employer matching contributions in the SERP are invested in TCF common stock, which cannot be sold until the participant’s employment with TCF terminates. The Compensation Committee believes the SERP is an important tool to attract and retain executive talent and to further align the interests of executives with those of our stockholders by encouraging long-term stock ownership.

Pension Benefits

We froze our pension plan in 2004 and discontinued further pay credits in 2006. Pension benefits are disclosed below in the “Pension Benefits in 2017” table and described in the narrative following that table.

Insurance Benefits

NEOs are eligible for the same group medical, dental, disability, life insurance and other similar benefits that are generally available to our full-time employees.

Perquisites

Perquisites received by NEOs include use of Company-owned or leased automobiles or car allowances, club memberships, executive physicals, life insurance, incentive trips, and tax return preparation. Mr. Dahl receives personal use of our airplane and may also approve personal use of our airplane by other NEOs on a case-by-case basis. The purpose of these perquisites is to provide competitive benefits, reduce security risks, and enhance scheduling and efficient use of the NEOs’ time. The Compensation Committee reviews the perquisites of the NEOs and other officers annually.

NEO Pay Determinations

In overseeing executive compensation, the Compensation Committee seeks to construct a compensation structure that will attract and retain highly qualified personnel by providing compensation that is competitive relative to those companies with which TCF competes for executive talent.

The Compensation Committee considers overall performance in the areas of scope of responsibility, management and communication skills, department objectives, leadership qualities, innovation and creative abilities, risk controls and difficulties encountered in achieving results. Taking the CEO’s recommendations into consideration, the Compensation Committee establishes base salary levels, annual incentive amounts and long-term incentive awards for each NEO other than the CEO. A similar process is followed by the Compensation Committee in determining the compensation for the CEO. While the Compensation Committee uses competitive market data as a reference point when setting each component of compensation and target compensation levels, the Compensation Committee ultimately uses its own business judgment and expertise to determine the appropriate components and levels of compensation for our executive officers, including the NEOs, and generally attempts to set base salaries at levels which it believes are appropriate to attract and retain highly qualified executives using data provided by its compensation consultant and other sources, as appropriate. The Compensation Committee, however, does not set compensation components to meet specific benchmarks as compared to a peer group, such as targeting salaries at a specific percentile of our peer group. The Compensation Committee believes strongly in linking compensation paid to each NEO to TCF’s performance. In measuring 2017 performance, the Compensation Committee utilized the following performance metrics: ROA, ROTCE, and TSR (as defined under “Compensation Overview”).

FW Cook, which the Compensation Committee determined to be independent from TCF, is TCF’s independent executive compensation consultant. FW Cook reports directly to the Compensation Committee, which retains the sole authority to hire or terminate FW Cook, approve its professional fees, determine the nature and scope of services, and evaluate performance. Representatives of FW Cook attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee between meetings as necessary. The Compensation Committee makes all final decisions with respect to compensation matters. FW Cook has been and will only be engaged for compensation-related services performed for the Compensation Committee.

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Analysis of Tools the Compensation Committee Uses

During 2017, the Compensation Committee used a compensation analysis prepared by FW Cook, which analyzed each element of compensation, as well as total compensation and included comparisons to peer data, an incentive compensation risk assessment, tally sheets, and a perquisite report to assist with determining whether the objectives of our executive compensation program are being met. The Compensation Committee had FW Cook review executive compensation at peer companies. The Compensation Committee reviewed the analyses to ensure that the compensation of each NEO sufficiently depends on our relative financial performance, and made adjustments to compensation as it deemed appropriate.

Incentive Compensation Risk Assessment

The Compensation Committee annually reviews an incentive compensation risk assessment of TCF’s incentive compensation plans performed by TCF’s Incentive Compensation Risk Officer. The purpose of the assessment is to: (i) identify any inherent material risks, (ii) identify individuals with significant influence over those risks (each, a “covered employee”), and (iii) review TCF’s incentive compensation plans to determine whether they incentivize inappropriate risk taking. The assessment for 2017 concluded that TCF’s incentive compensation plans (i) do not incentivize inappropriate risk taking; (ii) maintain an appropriate balance between short- and long-term components; and (iii) provide appropriate mechanisms to downwardly adjust compensation in the event excessive risk is undertaken by a covered employee.

Tally Sheets

The Compensation Committee reviews tally sheets annually to determine the total compensation that each NEO would receive in the event of various termination and change in control scenarios, and include amounts that would be paid to each NEO under employment agreements and outstanding equity award agreements.

Peer Groups

Prior to 2017, our stockholders consistently commented that our peer group, which included approximately 50 peers annually, was large compared to peer banks, which, on average, used fewer than 20 peers in their peer groups. As a result, the Compensation Committee identified a smaller, more representative peer group, consisting only of those banks with assets between $10 billion and $50 billion which are most similar to TCF. To accomplish this, all of the publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of September 30, 2017 were compared against TCF based on key metrics including assets, market capitalization, revenue, balance sheet composition, branch and employee profile, and net interest margin. Each peer received a score for each metric based upon numerical criteria. The 21 highest scoring peers were included in the group, which consisted of the following institutions:

2017 Peer Group
●	Associated Banc-Corp	●	First Citizens BancShares, Inc.	●	Synovus Financial Corp.
●	BancorpSouth, Inc.	●	First Horizon National Corporation	●	UMB Financial Corporation
●	Bank of the Ozarks	●	First National of Nebraska, Inc.	●	Umpqua Holdings Corporation
●	Cathay General Bancorp	●	Fulton Financial Corporation	●	United Bankshares, Inc.
●	Chemical Financial Corporation	●	Hancock Holding Company	●	Valley National Bancorp
●	Commerce Bancshares, Inc.	●	IBERIABANK Corporation	●	Webster Financial Corporation
●	F.N.B. Corporation	●	MB Financial, Inc.	●	Wintrust Financial Corporation

The 2018 Peer Group was determined by the same process as the 2017 Peer Group and included the 20 highest scoring peers. The following changes were made to the 2017 Peer Group as a result of the scoring process:

Changes to 2017 Peer Group for 2018
Subtractions		Additions
●	BancorpSouth, Inc.	●	First Midwest Bancorp, Inc.
●	First Citizens BancShares, Inc.	●	Texas Capital Bancshares, Inc.
●	Hancock Holding Company	●	Washington Federal, Inc.
●	United Bankshares, Inc.

After making the above changes to the 2017 Peer Group, the 2018 Peer Group will include the following institutions:

2018 Peer Group
●	Associated Banc-Corp	●	First Midwest Bancorp, Inc.	●	UMB Financial Corporation
●	Bank of the Ozarks	●	First National of Nebraska, Inc.	●	Umpqua Holdings Corporation
●	Cathay General Bancorp	●	Fulton Financial Corporation	●	Valley National Bancorp
●	Chemical Financial Corporation	●	IBERIABANK Corporation	●	Washington Federal, Inc.
●	Commerce Bancshares, Inc.	●	MB Financial, Inc.	●	Webster Financial Corporation
●	F.N.B. Corporation	●	Synovus Financial Corp.	●	Wintrust Financial Corporation
●	First Horizon National Corporation	●	Texas Capital Bancshares, Inc.

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Our total assets as of September 30, 2017 are at approximately the median of the 2018 Peer Group, and our 2017 revenue for the nine months ended September 30, 2017 was at the high end of the 2018 Peer Group, both as shown below:

Any institution which fails to report all four quarters of fiscal 2018 earnings, including as a result of merger or acquisition, or for which any necessary financial metric cannot be calculated by March 5, 2019 will be eliminated.

Key 2017 and Early 2018 Compensation Events

All key decisions by the Compensation Committee regarding executive compensation for 2017 were made prior to the 2017 Say on Pay vote, except for the decision to grant performance-based restricted stock as payment for the 2017 annual incentive. During 2017 and early 2018, the Compensation Committee took the following actions which are further detailed below:

●	Effective January 1, 2017, in consultation with TCF’s compensation consultant and in furtherance of TCF’s compensation philosophy to provide competitive compensation designed to attract and retain executives, the Compensation Committee increased the base salaries to the following levels: Dahl – $900,000; Maass - $370,000; Henak - $495,000; Jones - $560,000; and Jasper - $560,000. Each of these compensation changes is further described below under each individual’s compensation summary;

●	Granted long-term incentive awards in both 2017 and 2018 to Mr. Dahl equal to 162% and 170% of base salary, respectively, and to each other NEO equal to 125% of base salary at target performance, split equally between time-based restricted stock and performance-based restricted stock units (“RSUs”);

●	Granted annual incentive awards in both 2017 and 2018 to Mr. Dahl not to exceed 200% of base salary and to each other NEO not to exceed 150% of base salary, with the 2017 awards split equally between company achievement of relative ROTCE and relative ROA performance and the 2018 awards split so that 25% of the award is based on company achievement of each of relative ROTCE and relative ROA and 50% of the award is based on company achievement of diluted earnings per share performance goals;

●	In July 2017, the Compensation Committee, in order to further align executives’ compensation with stockholders’ interests, made a determination that performance-based restricted stock would be granted as payment for the 2017 annual incentive in lieu of the cash payments that would have been due to executives based on 2017 performance, as more fully described below under the heading “2017 Annual Incentive;”

●	In January 2018, performance-based awards previously granted by the Committee in 2012 and 2015 vested based on attainment of ROA of greater than 1.2% over four consecutive quarters;

●	Effective January 1, 2018, the Compensation Committee increased Mr. Dahl’s base salary to $927,000, Mr. Maass’ base salary to $405,000 and Mr. Henak’s base salary to $530,000. Each of these compensation changes is further described below under each individual’s compensation summary;

●	In January 2018, in recognition of Mr. Maass’ special contributions to TCF in 2017, including leading the refinancing of TCF’s preferred stock and his management of TCF’s capital levels, as well as his increased responsibilities and to help ensure his retention, the Compensation Committee awarded Mr. Maass a one-time $500,000 time-based restricted stock award; and

●	On March 1, 2018, TCF entered into Change in Control Severance Agreements with certain executives of the Company, including each of the NEOs other than Mr. Dahl. Under the terms of these agreements, if an executive’s employment is terminated by the Company without Cause or by the executive for Good Reason during the period beginning six months prior to a Change in Control and ending two years after a Change in Control, the executive will receive a lump sum payment equal to 1.5x the sum of the executive’s base salary and target annual bonus. These agreements are further described below under “Executive Compensation – Employment and Severance Agreements.”

2017 Annual Incentive

In January 2017, the Compensation Committee approved the 2017 Management Incentive Plan (“MIP”), effective for services beginning on January 1, 2017 for certain executives, including each NEO. Under the MIP, each NEO, other than Mr. Dahl, was eligible to receive an annual cash incentive award not to exceed 150% of base salary based on the achievement of performance goals described below. Mr. Dahl, as CEO, was eligible to receive an annual cash incentive award not to exceed 200% of his base salary.

In July 2017, in order to further align executives’ compensation with stockholders’ interests, the Compensation Committee amended the MIP (the “Amended 2017 MIP”) for each of the NEOs, so that following calculation of performance levels and payments amounts, each executive would receive performance-based restricted stock equal in value to the amount of the cash incentive

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that would have been payable under the MIP. These shares will vest in 2019 and 2020 if goals related to net income available to common stockholders in each of 2018 and 2019 are met. By doing this, the Compensation Committee both added further performance criteria in addition to the original MIP criteria, and increased the alignment of the interests of executives and stockholders by substituting equity awards for cash payments.

Pursuant to the Amended 2017 MIP, in March 2018 the Compensation Committee certified the results of TCF compared to its peers, as shown below, and made an award of performance-based restricted stock (the “MIP Shares”) with the same value as the cash payment that would have been due under the MIP. Half of the MIP Shares will vest in 2019 if TCF’s 2018 net income available to common stockholders exceeds $100 million, and the other half of the MIP Shares will vest in 2020 if TCF’s 2019 net income available to common stockholders exceeds $100 million. Each year’s performance will be measured independently, and in the event the specified performance is not achieved in either year, the applicable portion of the MIP Shares will be forfeited. As the MIP Shares were not granted until 2018, they will be included as 2018 compensation in the Summary Compensation Table in our 2019 Proxy Statement, however information is provided in the footnotes to the Summary Compensation Table in order to facilitate comparability between periods.

The Compensation Committee selected relative ROTCE and relative ROA as the performance criteria for determining awards under the Amended 2017 MIP because they are commonly used by stockholders and investment professionals when making investment decisions and evaluating our performance with that of our peers. Each performance goal represents 50% of the total award and each is evaluated independently of the other. The Compensation Committee believes that these performance goals measure key operational performance metrics of TCF against the 2017 Peer Group. The Compensation Committee regularly evaluates the appropriate criteria for incentive compensation.

The Compensation Committee established threshold, target, and maximum targets and corresponding award opportunities for the eligible NEOs expressed as a percentage of base salary paid during 2017, as follows:

	Payout as a Percentage of Base Salary – ROTCE		Payout as a Percentage of Base Salary – ROA		Payout as a Percentage of Base Salary – Total
	NEOs (other than Dahl)	Dahl	NEOs (other than Dahl)	Dahl	NEOs (other than Dahl)	Dahl	Payout as a Percentage of Target
Threshold	18.75%	25%	18.75%	25%	37.5%	50%	50%
Target	37.50%	50%	37.50%	50%	75.0%	100%	100%
Maximum	75.00%	100%	75.00%	100%	150.0%	200%	200%

Under the Amended 2017 MIP, participants were eligible to receive shares of restricted stock equal in value to an amount (i) not to exceed 150% of base salary for each NEO other than Mr. Dahl and (ii) not to exceed 200% of base salary for Mr. Dahl based on the following performance criteria:

●	ROTCE: Each participant was eligible to receive shares of restricted stock equal in value to the amount determined as follows:

–	Threshold payout if our ROTCE was at the 35th percentile of the 2017 Peer Group;

–	Target payout if our ROTCE was at the 50th percentile of the 2017 Peer Group; or

–	Maximum payout if our ROTCE was at or above the 80th percentile of the 2017 Peer Group.

●	ROA: Each participant was eligible to receive shares of restricted stock equal in value to the amount determined as follows:

–	Threshold payout if our ROA was equal to 80% of the average ROA of the 2017 Peer Group for 2017;

–	Target payout if our ROA was equal to the average ROA of the 2017 Peer Group for 2017; or

–	Maximum if our ROA was equal to or above 120% of the average ROA of the 2017 Peer Group for 2017.

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For results between payout levels, the payout was interpolated in a linear fashion, as shown below:

Given the heavily regulated nature of the banking industry and regulatory focus on the impact of executive compensation on organizational risk, the Compensation Committee determined that it was prudent to set the target payout levels for ROTCE and ROA at median or average levels as it did not want to encourage excessive short-term risk taking by our NEOs by overweighting short-term performance at the expense of our long-term growth and performance.

ROTCE represents net income available to common stockholders adjusted for goodwill impairment and the after-tax effect of intangibles amortization and impairment divided into average tangible common equity, which is average total equity less average non-controlling interest in subsidiaries, preferred stock, goodwill and other intangible assets. TCF’s Amended 2017 MIP further provides that TCF’s ROA and ROTCE are calculated excluding extraordinary or non-recurring items as well as the results from any businesses newly acquired or commenced by TCF (or its subsidiaries) during fiscal 2017.

As shown above, TCF’s ROTCE for 2017 was above the 80th percentile, resulting in the maximum payout, and TCF’s ROA for 2017 was equal to approximately 129% of the average ROA of the 2017 Peer Group, resulting in the maximum payout for each component. As a result, Mr. Dahl received an Amended 2017 MIP award of 200% of base salary and each other NEO received 150% of base salary, in each case, paid in 2018 in the form of performance-based restricted stock.

The Compensation Committee had the power to reduce or eliminate the payments prescribed under the Amended 2017 MIP for each executive in its discretion, which could include its subjective evaluation of performance relative to the 2017 Peer Group or our relative TSR, as well as evaluation of each NEO’s individual performance and risk management considerations.

2017 Long-term Incentives

Because the Compensation Committee believed the amount, form and type of awards remained appropriate and furthered their goals by putting more weight on long-term incentive awards to further align stockholder interests with those of the NEOs, the Compensation Committee applied the same formula as in 2016 in determining the size of each NEO’s long-term incentive, granting a target long-term incentive opportunity to Mr. Dahl of 162% of base salary and a target long-term incentive opportunity to each NEO other than Mr. Dahl of 125% of base salary. The target long-term incentive opportunity for each NEO consisted of 50% time-based restricted stock vesting pro-rata over three years and 50% performance-based RSUs. The Compensation Committee again utilized TSR over a three-year period relative to TCF’s peer group for the vesting of the RSUs because it believed that is a meaningful long-term metric that is important to stockholders. The time-based restricted stock awards vest pro rata on January 1, 2018, 2019, and 2020. All unvested shares will also vest if the executive’s employment is terminated within one year following a “change in control.” All unvested shares will be forfeited upon a qualifying termination of employment for any other reason.

For the performance-based RSUs granted to each NEO, the Compensation Committee established threshold, target, and maximum targets, and corresponding vesting opportunities expressed as a percentage of base salary:

	Mr. Dahl		Other NEOs
	Payout as a Percentage of Base Salary	Payout as a Percentage of Target	Payout as a Percentage of Base Salary	Payout as a Percentage of Target
Threshold	40.50%	50%	31.25%	50%
Target	81.00%	100%	62.50%	100%
Maximum	121.50%	150%	93.75%	150%

The performance goal for the performance-based RSUs granted in January 2017 is our TSR over the three-year performance period ending December 31, 2019 compared to our 2017 Peer Group, excluding peers which do not remain publicly traded for the full three-year performance period. The Compensation Committee selected relative TSR as the performance metric again because it is a direct measure of stockholder value creation which will increase the alignment of executive and stockholder interests, and was recommended by stockholders during TCF’s engagement process.

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The performance-based RSUs will vest as follows:

●	Threshold payout if our TSR for the performance period is at the 25th percentile of the 2017 Peer Group for the performance period;

●	Target payout if our TSR for the performance period is at the 50th percentile of the 2017 Peer Group for the performance period; or

●	Maximum payout if our TSR for the performance period is at or above the 75th percentile of the 2017 Peer Group for the performance period.

For results between payout levels, the payout will be interpolated in a linear fashion, as shown below:

For levels below threshold, no units will vest. Given the heavily regulated nature of the banking industry and regulatory focus on the impact of executive compensation on organizational risk, the Compensation Committee determined that it was prudent to set the target payout levels for our three-year TSR at the median level to discourage excessive short-term risk taking by these NEOs to achieve three-year performance targets at the potential expense of our long-term growth and performance.

Following a “change in control” (as defined in the award agreement), all unvested shares will only vest if there is a qualifying termination of employment. The shares of restricted stock, both time- and performance–based, and performance-based RSUs are not entitled to dividends until they vest.

Looking Forward: 2018 Annual Incentive

For 2018, the Compensation Committee again set annual cash incentive awards at the same level for the CEO and for each other NEO as were set for the MIP in 2017. For 2018, the Compensation Committee, with input from FW Cook, determined that the appropriate metrics to measure TCF’s financial performance were diluted earnings per share, relative ROA, and relative ROTCE.

Looking Forward: 2018 Long-Term Incentives

For 2018, the Compensation Committee again set long-term incentive awards at the same levels, vesting, and with the same targets (in the case of the performance-based RSUs) used in 2017 for NEOs other than the CEO and increased the amount of the long-term incentive awards granted to Mr. Dahl to a target amount equal to 170% of base salary equally split between performance-based and time-based awards. The Compensation Committee, with input from FW Cook, determined that relative TSR remains the best metric to measure TCF’s financial performance for TCF’s long-term awards.

Craig R. Dahl

Mr. Dahl became the CEO effective January 1, 2016. His key accomplishments in 2017 and related compensation are provided below:

Key Accomplishments
✔	Delivered solid financial results and made significant progress against our strategic objectives
✔	Reshaped indirect auto business strategy
✔	Capitalized on prior risk investments and integrated risk and credit organizations to improve efficiency and effectiveness
✔	Successfully implemented modern digital platform with other significant IT improvements across all business lines and enterprise groups
✔	Reduced balance sheet risk through non-accrual loan sales
✔	Capitalized on opportunities for strategic and tactical asset acquisitions
✔	Successfully executed business plans with a focus on long-term strategies to drive shareholder value

2017 Compensation
Base Salary	$900,000
Annual Incentive(1)	$0
Restricted Stock(2)	$1,435,896
Total Compensation	$2,335,896
% Performance-Based	30.3%

(1)	This amount does not include the value of the performance-based restricted stock granted in 2018 pursuant to the Amended 2017 MIP, which had an approximate value of $1,798,077.

(2)	Represents time-based restricted stock and performance-based RSUs granted during 2017 and valued at the grant date fair value.

Following his election as CEO, the Compensation Committee entered into a new employment agreement with Mr. Dahl effective January 1, 2016. Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased Mr. Dahl’s salary to $900,000 and effective January 1, 2018, the Compensation Committee increased his salary to $927,000. As shown below, the Compensation Committee set Mr. Dahl’s 2018 target compensation at a level that is slightly above the low end of the market range and under the CEO competitive median provided by FW Cook, which is also reflective of the compensation philosophy of the Company.

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For information regarding Mr. Dahl’s 2017 long-term incentive awards, see “Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives” in this CD&A. For information regarding Mr. Dahl’s employment agreement, see “Executive Compensation – Employment and Severance Agreements.”

Brian W. Maass

Mr. Maass became Chief Financial Officer on January 1, 2016. His key accomplishments in 2017 and related compensation are provided below:

Key Accomplishments
✔	Refinanced Preferred Stock ($3.2 million annual savings) and maintained strong capital levels for the organization
✔	Initiated common stock buyback
✔	Developed and executed strategies in 2017 to facilitate improving return on equity and decreasing efficiency ratio in 2018
✔	Effectively managed funding costs while maintaining strong levels of liquidity
✔	Managed impact of 2017 Tax Reform

2017 Compensation
Base Salary	$370,000
Annual Incentive(1)	$0
Restricted Stock(2)	$455,479
Total Compensation	$825,479
% Performance-Based	27.2%
(1)	This amount does not include the value of the performance-based restricted stock granted in 2018 pursuant to the Amended 2017 MIP, which had an approximate value of $553,846.

(2)	Represents time-based restricted stock and performance-based RSUs granted during 2017 and valued at the grant date fair value.

Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review of compensation of Chief Financial Officers of TCF’s peers, the Compensation Committee increased the salary of Mr. Maass to $370,000, and effective January 1, 2018, the Compensation Committee increased his salary to $405,000. The Compensation Committee felt that these adjustments were warranted based on input from Mr. Dahl regarding the performance of Mr. Maass, competitive market data from FW Cook, Mr. Maass assuming increased responsibilities, including supervision of TCF’s Investor Relations, and to further TCF’s compensation goals to retain key talent and provide competitive compensation. Additionally, on January 24, 2018, in recognition of his special contributions to TCF in 2017, including refinancing TCF’s preferred stock and his leadership in managing TCF’s capital levels, including returning capital to stockholders, his increased responsibilities and to help ensure his retention, the Compensation Committee awarded Mr. Maass a one-time restricted stock award valued at $500,000 that will vest over three years.

For information regarding Mr. Maass’ 2017 long-term incentive awards, see “Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives” in this CD&A.

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William S. Henak

Mr. Henak became Executive Vice President, Wholesale Banking on January 1, 2016 with responsibility over all wholesale business lines, including commercial banking, leasing and equipment finance, and inventory finance. His key accomplishments in 2017 and related compensation are provided below:

Key Accomplishments
✔	Executed on multiple portfolio and corporate development acquisition opportunities in addition to adding new significant programs and customer relationships
✔	Supported key strategic pillars of profitable growth and diversification by increasing Wholesale Banking assets
✔	Delivered strong origination, net income and earning asset growth in the Wholesale Banking segment
✔	Recruited, developed and retained key leadership and key producers in the Wholesale Banking units

2017 Compensation
Base Salary	$495,000
Annual Incentive(1)	$0
Restricted Stock(2)	$609,382
Total Compensation	$1,104,382
% Performance-Based	27.2%

(1)	This amount does not include the value of the performance-based restricted stock granted in 2018 pursuant to the Amended 2017 MIP, which had an approximate value of $741,923.

(2)	Represents time-based restricted stock and performance-based RSUs granted during 2017 and valued at the grant date fair value.

Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased the salary of Mr. Henak to $495,000, and effective January 1, 2018, the Compensation Committee increased his base salary to $530,000. The Compensation Committee felt that these base salary increases were warranted due to his success in the role of Executive Vice President, Wholesale Banking, a critical segment of TCF’s business that has grown in importance in recent years. As a result of his importance to TCF’s future, the Compensation Committee believed it was important to place Mr. Henak’s compensation at the higher end of the peer range for similar roles in order to compensate him for his leadership and contributions to the Company, and to ensure his retention.

For information regarding Mr. Henak’s 2017 long-term incentive awards, see “Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives” in this CD&A.

Michael S. Jones

Mr. Jones became Executive Vice President, Consumer Banking on January 1, 2016 with responsibility over all consumer-facing business lines, including retail banking and consumer lending. His key accomplishments in 2017 and related compensation are provided below:

Key Accomplishments
✔	Completed the rollout of a new digital banking platform providing customers an upgraded experience
✔	Grew average deposits, TCF’s core funding source, while maintaining a low cost of deposits in a competitive marketplace
✔	Drove credit and portfolio performance for the residential mortgage portfolio including a significant reduction in non-performing assets
✔	Improved net promoter score and interaction satisfaction for Retail Banking customers
✔	Executed the repositioning of the Auto Finance business within TCF

2017 Compensation
Base Salary	$560,000
Annual Incentive(1)	$0
Restricted Stock(2)	$689,372
Total Compensation	$1,249,372
% Performance-Based	27.2%

(1)	This amount does not include the value of the performance-based restricted stock granted in 2018 pursuant to the Amended 2017 MIP, which had an approximate value of $839,712.
(2)	Represents time-based restricted stock and performance-based RSUs granted during 2017 and valued at the grant date fair value.

Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased the salary of Mr. Jones to $560,000. When determining Mr. Jones’ compensation, the Compensation Committee took into consideration the fact that Mr. Jones is a key member of the executive team with extensive experience in all aspects of TCF’s business, including leading Consumer Banking, having worked for the lending businesses, and having served as TCF’s Chief Financial Officer. As a result of his importance to our future, the Compensation Committee believed it was important to place Mr. Jones’ compensation at the higher end of the peer range for similar roles in order to compensate him for his leadership and contributions to the Company, and to ensure his retention.

For information regarding Mr. Jones’ 2017 long-term incentive awards, see “Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives” in this CD&A.

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Thomas F. Jasper

Mr. Jasper, Vice Chairman since 2012, assumed the additional role of Chief Operating Officer on January 1, 2016 with responsibility over TCF’s functional support areas, including bank operations, finance, investor relations, corporate development, legal and human resources. His key accomplishments in 2017 and related compensation are provided below:

Key Accomplishments
✔	Leadership over successful changes implemented in TCF’s ongoing strategic planning process with strong early returns
✔	Effective investor and public relations leadership over quarterly results, indirect auto origination change and CFPB litigation
✔	Successful execution of TCF’s Human Capital Management transformation

2017 Compensation
Base Salary	$560,000
Annual Incentive(1)	$0
Restricted Stock(2)	$689,372
Total Compensation	$1,249,372
% Performance-Based	27.2%

(1)	This amount does not include the value of the performance-based restricted stock granted in 2018 pursuant to the Amended 2017 MIP, which had an approximate value of $839,712.

(2)	Represents time-based restricted stock and performance-based RSUs granted during 2017 and valued at the grant date fair value.

Effective January 1, 2017, in consultation with TCF’s compensation consultant and based on data and analysis including a competitive review, the Compensation Committee increased the salary of Mr. Jasper to $560,000. When determining Mr. Jasper’s compensation, the Compensation Committee took into consideration the fact that Mr. Jasper is a key member of the executive team with extensive experience in all aspects of TCF’s business, including his having worked for the lending businesses, led Retail Banking and served as TCF’s Chief Financial Officer. As a result of his importance to our future, the Compensation Committee believed it was important to place Mr. Jasper’s compensation at the higher end of the peer range for similar roles in order to compensate him for his leadership and contributions to the Company, and to ensure his retention.

For information regarding Mr. Jasper’s 2017 long-term incentive awards, see “Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives” in this CD&A.

Compensation & Governance Best Practices

Recovery (“Clawback”) of Performance-Based Compensation

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) requires recovery of certain compensation from the Principal Executive Officer and the Principal Financial Officer in the event of a restatement of financial results due to misconduct. The Audit Committee is responsible for determining whether annual incentive or long-term incentive compensation paid to the Principal Executive Officer or the Principal Financial Officer should be recovered in the event of a restatement. Mr. Dahl’s employment agreement sets forth his obligations to comply with these provisions of Sarbanes-Oxley, if applicable.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) required the SEC to issue rules that require all public companies to adopt additional mandatory clawback policies to recover any incentive-based compensation paid to current and former executive officers based on financial information that was subsequently required to be restated due to material noncompliance with any financial reporting requirements. In 2015 the SEC issued proposed rules, however there are a number of areas addressed by the proposed rules that require clarification and will likely result in material changes from the proposed rule issued. As a result, the Compensation Committee believes it is appropriate to await comprehensive final rules and subsequent changes to the NYSE listing standards before it adopts a clawback policy. Mr. Dahl’s employment agreement sets forth his obligations to comply with these provisions of Dodd-Frank, when applicable.

Compensation Policies and Practices as They Relate to Risk Management

On an annual basis, the Compensation Committee performs a review of our incentive compensation policies and practices for senior executive officers and others, individually or in the aggregate, who may have the potential to expose us to material levels of risk. The Compensation Committee bases this review in part on an analysis of such compensation arrangements by our incentive compensation risk officer. The analysis and the Compensation Committee’s review considers, among other things, the balance between short- and long-term components of incentive compensation for the senior executive officers, the factors used to determine eligibility for annual incentive awards, terms of vesting for long-term incentive awards to the senior executive officers, risk management considerations, and how these elements relate to our most significant risks. In the case of senior executive officers, the Compensation Committee places significant reliance on its ability to reduce or withhold an award if it determines that the executive incurred excessive risk. Based on these reviews, the Compensation Committee determined that the risks arising from our incentive compensation arrangements, and compensation policies and practices in general, are not reasonably likely to have a material adverse effect on TCF.

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Annual Perquisite Report

The Compensation Committee annually reviews a report of executive perquisites. The Compensation Committee uses the report to determine, in its own judgment, whether perquisites for our executives are reasonable. The Compensation Committee will reduce or eliminate any perquisite if it is determined that the perquisite, or total perquisites, are excessive based on its judgment and understanding of industry norms.

Stock Ownership Guidelines for NEOs

TCF’s Stock Ownership Guidelines provide that the CEO is expected to own shares of TCF common stock worth an amount equal to five times his base salary and each other NEO is expected to own shares of TCF common stock equal to three times his base salary.

All shares of TCF common stock owned directly or indirectly by an NEO will be considered in determining whether the Stock Ownership Guidelines have been met, including restricted stock (vested and unvested) and shares held in the 401(k) Plan and SERP. Stock options will not count towards the Stock Ownership Guidelines. The shares of TCF common stock are valued at the higher of fair market value or the executive’s cost basis.

Each NEO has until the fifth anniversary of his or her appointment to an executive officer position to reach the applicable target ownership level. The stock ownership guidelines are currently applicable to each executive officer other than Messrs. Maass and Henak, who have until January 1, 2021 to reach their target ownership level. The Compensation Committee is responsible for monitoring the application of the Stock Ownership Guidelines and prepares and delivers a report to the Board annually. Failure to meet, or in unique circumstances, to show sustained progress toward meeting the Stock Ownership Guidelines as determined by the Compensation Committee, may result in an individual being required to retain all net shares obtained through equity awards. As of the Record Date, each NEO owned a sufficient number of shares of TCF common stock to be in compliance with the Stock Ownership Guidelines.

The Compensation Committee adopted the Stock Ownership Guidelines because it believes that it is in our and our stockholders’ best interests to further align the long-term financial interests of executive management with those of our stockholders by encouraging stock ownership among our executives. The Board believes that executive stock ownership demonstrates a long-term commitment to our growth and profitability.

Our Insider Trading Policy prohibits Directors and employees, including executive officers, from hedging the economic risk of ownership of any TCF securities they own, and requires prior approval from the General Counsel before any Director or employee, including executive officers, pledges any TCF securities.

Executive Severance Policy

TCF has enacted an Executive Severance Policy that applies to all executive officers of TCF and limits amounts payable under severance agreements to 2.99x the sum of the executive’s salary and target bonus unless stockholder approval is received. The Executive Severance Policy is available on our website at https://tcfbank.com/About-TCF/Corporate-Governance/Executive-Officers-Severance-Policy. Mr. Dahl’s employment agreement and the Change in Control Severance Agreements entered into with the NEOs other than Mr. Dahl, which are described below under “Executive Compensation – Employment and Severance Agreements,” comply with this policy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in TCF’s Proxy Statement.

BY THE COMPENSATION COMMITTEE:

Vance K. Opperman, Chair

Peter Bell

William F. Bieber

Theodore J. Bigos

Karen L. Grandstrand

Roger J. Sit

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Executive Compensation

Summary Compensation Table

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the NEOs in 2017, 2016, and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total $)
Craig R. Dahl	2017	$899,039	$—	$1,435,896	$—	$—	$3,625	$110,254	$2,448,813
Director, Chairman,	2016	846,923	—	1,343,455	—	884,161	1,293	93,564	3,169,396
President, and CEO	2015	648,846	—	801,525	—	647,003	—	120,833	2,218,207
Brian W. Maass(5)	2017	369,231	—	455,479	—	—	—	59,214	883,924
Executive Vice President and	2016	328,678	—	402,442	—	257,347	—	40,139	1,028,606
Chief Financial Officer	2015	—	—	—	—	—	—	—	—
William S. Henak(5)	2017	494,616	—	609,382	—	—	4,012	58,901	1,166,911
Executive Vice President,	2016	472,082	—	1,101,398	—	369,628	—	57,330	2,000,438
Wholesale Banking	2015	—	—	—	—	—	—	—	—
Michael S. Jones	2017	559,808	—	689,372	—	—	—	78,371	1,327,551
Executive Vice President,	2016	549,231	—	670,752	—	430,035	—	93,764	1,743,782
Consumer Banking	2015	467,212	—	2,006,074	—	514,018	—	102,398	3,089,702
Thomas F. Jasper	2017	559,808	—	689,372	—	—	2,359	66,773	1,318,312
Director, Vice Chairman, and	2016	550,000	—	670,752	—	430,637	—	67,958	1,719,347
Chief Operating Officer	2015	550,000	—	678,203	—	547,464	—	125,784	1,901,451
(1)	The amount shown is the aggregate grant date fair value and does not reflect compensation actually received by the NEO. The amount consists of time- and performance-based restricted stock and performance-based RSU awards at grant date fair value computed in accordance with FASB ASC Topic 718. The fair value of the 2017 performance-based RSU awards are based on the target payout under the awards. Assuming maximum payout on the RSU awards, total stock compensation to Messrs. Dahl, Maass, Henak, Jones, and Jasper would have been valued at $1,800,396, $571,102, $764,072, $864,368, and $864,368, respectively. None of the restricted stock or RSU awards are entitled to dividends until the awards vest. TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 2 and 17 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	Non-equity incentive plan compensation represents any awards in recognition of achievement of performance goals under TCF’s MIP for the applicable year. The awards for each NEO are further described in the CD&A under “2017 Compensation of Named Executive Officers - Key 2017 and Early 2018 Compensation Events – 2017 Annual Cash Incentive.” In lieu of a cash payment, the 2017 awards were paid through the grant of shares of performance-based restricted stock in 2018 and will be reflected as compensation for 2018 in the Summary Compensation Table in the 2019 Proxy Statement. The value of the performance-based restricted stock granted in 2018 pursuant to the Amended 2017 MIP was approximately as follows: Mr. Dahl, $1,798,077; Mr. Maass, $553,846; Mr. Henak, $741,923; Mr. Jones, $839,712; and Mr. Jasper, $839,712. The performance-based restricted stock awards are valued based on the probable outcome of the performance conditions, which assumes vesting of 100% of the shares in 2019 and 2020 if performance conditions are met. The shares of restricted stock are not entitled to dividends until the awards vest.

(3)	Amounts shown reflect only the change in pension value, since there were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans. Messrs. Maass and Jones joined the Company after June 30, 2004 and therefore are not participants in the Pension Plan. Although the amounts shown for Messrs. Henak, and Jasper are zero for 2016, the actual change in pension value for each was $(100), and $(285), respectively. Pay credits to the Pension Plan were discontinued effective April 1, 2006. However, interest credits continue to be credited.

(4)	Amounts shown in the “All Other Compensation” column for 2017 consist of the following:

		Employer Matching Contributions
Name	Perquisites(a)	401(k) Plan(b)	SERP(b)	Total
Dahl	$21,094	$12,836	$76,323	$110,254
Maass	$27,885	$13,500	$17,829	$59,214
Henak	$15,689	$13,500	$29,712	$58,901
Jones	$28,879	$13,500	$35,992	$78,371
Jasper	$17,251	$3,173	$46,349	$66,773
(a)	NEOs were eligible to receive the following perquisites, none of which individually exceeded the greater of $25,000 or ten percent of the NEO’s total perquisites in 2017, except as set forth below: imputed life insurance, executive tax service, personal use of club memberships, incentive trips, personal use of company car or car allowance, personal use of company aircraft, and executive physicals. Messrs. Dahl and Jones received personal use of company aircraft in the amount of $12,563 and $3,624, respectively (calculated on a pre-tax basis). These amounts are the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expense, on-board catering expense, landing fees, trip-related hangar/parking costs, and smaller variable costs. In the event that a family member or guest accompanied the NEO on a flight, the above amount also includes any incremental costs, such as on-board catering costs that may be associated with such travel.

(b)	TCF matches employee contributions up to 5% of the employee’s salary up to IRS limitations. The balance of the employer matching contributions in 2017 was made to the SERP.
(5)	Messrs. Maass and Henak were not NEOs prior to 2016.

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Employment Agreements

Provisions of the employment agreement of Mr. Dahl, the only executive with an employment agreement, are described below under “Executive Compensation – Employment and Severance Agreements.”

Amount of Salary and Bonus in Proportion to Total Compensation

The relationship of salary to the NEOs’ total compensation will vary from year to year primarily depending on the amount of non-equity incentive compensation (annual cash incentive) and grant date fair value of long-term awards, as discussed in the CD&A.

Grants of Plan-Based Awards in 2017

The following table shows plan-based awards granted to the NEOs in 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Award			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Stock (#)(3)	Awards ($)(4)
Dahl	01/25	$450,000	$900,000	$1,800,000	—	—	—	—	$—
	01/25	—	—	—	—	—	—	38,038	706,898
	01/25(2)	—	—	—	19,019	38,038	57,057	—	728,998
Maass	01/25	138,750	277,500	555,000	—	—	—	—	—
	01/25	—	—	—	—	—	—	12,066	224,235
	01/25(2)	—	—	—	6,033	12,066	18,099	—	231,245
Henak	01/25	185,625	371,250	742,500	—	—	—	—	—
	01/25	—	—	—	—	—	—	16,143	300,002
	01/25(2)	—	—	—	8,072	16,143	24,215	—	309,381
Jones	01/25	210,000	420,000	840,000	—	—	—	—	—
	01/25	—	—	—	—	—	—	18,262	339,381
	01/25(2)	—	—	—	9,131	18,262	27,393	—	349,991
Jasper	01/25	210,000	420,000	840,000	—	—	—	—	—
	01/25	—	—	—	—	—	—	18,262	339,381
	01/25(2)	—	—	—	9,131	18,262	27,393	—	349,991
(1)	Represents range of possible payments for each NEO under the 2017 MIP made under the TCF Performance-Based Compensation Policy. In lieu of a cash payment, the 2017 awards were paid through the grant of shares of performance-based restricted stock which are eligible to vest based on TCF’s net income available to common stockholders in 2018 and 2019. The awards for each NEO are described in the CD&A under “2017 Compensation of Named Executive Officers - Key 2017 and Early 2018 Compensation Events – 2017 Annual Cash Incentive.” The value of the performance-based restricted stock granted in 2018 pursuant to the Amended 2017 MIP was approximately as follows: Mr. Dahl, $1,798,077; Mr. Maass, $553,846; Mr. Henak, $741,923; Mr. Jones, $839,712; and Mr. Jasper, $839,712. The performance-based restricted stock awards are valued based on the probable outcome of the performance conditions, which assumes vesting of 100% of the shares in 2019 and 2020 if performance conditions are met. The shares of restricted stock are not entitled to dividends until the awards vest.

(2)	Represents awards of performance-based RSUs made to each NEO on January 25, 2017 under the TCF Financial 2015 Omnibus Incentive Plan (the “Omnibus Plan”). The awards are eligible to vest based on TCF’s TSR as compared to peers following the performance period which ends on December 31, 2019. The awards are further described in the CD&A under “2017 Compensation of Named Executive Officers - Key 2017 and Early 2018 Compensation Events – 2017 Long-Term Incentives.”

(3)	Awards represent grants of time-based restricted stock made under the Omnibus Plan. The awards vest pro-rata on January 1, 2018, 2019, and 2020. The material terms of these awards are described in the CD&A under the heading “2017 Payments of Named Executive Officers – Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives.” The shares of restricted stock are not entitled to dividends until the awards vest.

(4)	The per share grant date fair values of the time-based restricted stock awards and performance-based RSU awards, respectively, computed in accordance with FASB ASC Topic 718 are as follows: Mr. Dahl, $18.548 and $19.156; Mr. Maass, $18.548 and $19.156; Mr. Henak, $18.548 and $19.156; Mr. Jones, $18.548 and $19.156; and Mr. Jasper, $18.548 and $19.156. The performance-based RSUs are valued based on the probable outcome of the performance conditions, payout at the target level.

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Outstanding Equity Awards at December 31, 2017

The following table shows all equity awards that were outstanding at December 31, 2017 for each NEO:

			Option Awards				Stock Awards
	Year of		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Award		Exercisable(1)	Unexercisable	($)	Date	(#)(2)	($)(3)	(#)	($)(3)
Dahl	2008		225,000	—	$15.75	1/22/2018	—	$—	—	$—
	2012	(4)	—	—	—	—	—	—	125,000	2,562,500
	2015		—	—	—	—	9,302	190,691	—	—
	2015	(5)	—	—	—	—	—	—	27,902	571,991
	2016		—	—	—	—	38,108	781,214	—	—
	2016	(6)	—	—	—	—	—	—	85,742	1,757,711
	2017		—	—	—	—	38,038	779,779	—	—
	2017	(7)	—	—	—	—	—	—	57,057	1,169,669
Maass	2013		—	—	—	—	2,500	51,250	—	—
	2014		—	—	—	—	7,500	153,750	—	—
	2015		—	—	—	—	20,000	410,000	—	—
	2016		—	—	—	—	11,416	234,028	—	—
	2016	(6)	—	—	—	—	—	—	25,685	526,543
	2017		—	—	—	—	12,066	247,353	—	—
	2017	(7)	—	—	—	—	—	—	18,099	371,030
Henak	2013		—	—	—	—	6,000	123,000	—	—
	2014		—	—	—	—	10,000	205,000	—	—
	2015		—	—	—	—	10,000	205,000	—	—
	2016		—	—	—	—	16,432	336,856	—	—
	2016	(6)	—	—	—	—	—	—	36,971	757,906
	2016		—	—	—	—	26,667	546,674	—	—
	2017		—	—	—	—	16,143	330,932	—	—
	2017	(7)	—	—	—	—	—	—	24,215	496,408
Jones	2012	(4)	—	—	—	—	—	—	50,000	1,025,000
	2014		—	—	—	—	25,000	512,500	—	—
	2015		—	—	—	—	5,367	110,024	—	—
	2015	(5)	—	—	—	—	—	—	16,097	329,989
	2015		—	—	—	—	50,000	1,025,000	—	—
	2015	(5)	—	—	—	—	—	—	5,250	107,625
	2015	(4)	—	—	—	—	—	—	50,000	1,025,000
	2016		—	—	—	—	19,026	390,033	—	—
	2016	(6)	—	—	—	—	—	—	42,809	877,585
	2017		—	—	—	—	18,262	374,371	—	—
	2017	(7)	—	—	—	—		—	27,393	561,557
Jasper	2008		141,000	—	15.75	1/22/2018	—	—	—	—
	2012	(4)	—	—	—	—	—	—	125,000	2,562,500
	2015		—	—	—	—	7,871	161,356	—	—
	2015	(5)	—	—	—	—	—	—	23,609	483,985
	2016		—	—	—	—	19,026	390,033	—	—
	2016	(6)	—	—	—	—	—	—	42,809	877,585
	2017		—	—	—	—	18,262	374,371	—	—
	2017	(7)	—	—	—	—	—	—	27,393	561,557
(1)	Represents stock options that vested pro-rata in two installments on January 1, 2011 and 2012, all of which were exercised on January 8, 2018.

(2)	Represents restricted stock awards that vest as follows: the 2013 awards to Messrs. Maass and Henak will vest on April 1, 2018; the 2014 award to Mr. Jones will vest on February 1, 2019; the 2014 awards to Messrs. Maass and Henak will vest on April 1, 2019; the 2015 awards to Messrs. Dahl, Jones (5,367 remaining shares), and Jasper vest pro-rata on January 1, 2016, 2017, and 2018; the 2015 award to Mr. Jones (50,000 shares) will vest on April 1, 2018; the 2015 awards to Messrs. Maass and Henak will vest on April 1, 2020; the 2016 awards to Messrs. Dahl, Maass, Henak (36,971 shares), Jones, and Jasper vest pro-rata on January 1, 2017, 2018, and 2019; the 2016 award to Mr. Henak (26,667 shares) vest pro-rata on April 1, 2017, 2018, and 2019; and the 2017 awards to Messrs. Dahl, Maass, Henak, Jones, and Jasper vest pro-rata on January 1, 2018, 2019, and 2020.

(3)	Market or payout value was determined using the year-end closing stock price of $20.50 per share.

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(4)	Represents the unvested portion of the 2012 performance-based restricted stock awards to Messrs. Dahl, Jones, and Jasper and the 2015 performance-based restricted stock award to Mr. Jones, all of which vested on January 24, 2018, with 50% of the shares being distributed and 50% of the shares remaining in the Deferred Stock Plan for two years.

(5)	Represents awards of performance-based RSUs granted with vesting based on TCF’s total stockholder return as compared against the 2015 Peer Group over the three-year performance period ending December 31, 2017 for Messrs. Dahl, Jones (16,097 units), and Jasper, and March 31, 2018 for Mr. Jones (5,250 units). Awards are included at the target level of performance based on the above-threshold performance under the terms of the award over the three year period ended December 31, 2017. The number of shares that actually vested on January 24, 2018 were as follows: Dahl – 19,016, Jones – 10,970, and Jasper – 16,090.

(6)	Represents awards of performance-based RSUs granted with vesting based on TCF’s total stockholder return as compared against the 2016 Peer Group over the three-year performance period ending December 31, 2018. Awards are included at the maximum level of performance based on above-target performance under the terms of the award over the two year period ended December 31, 2017.

(7)	Represents awards of performance-based RSUs granted with vesting based on TCF’s total stockholder return as compared against the 2017 Peer Group over the three-year performance period ending December 31, 2019. Awards are included at the maximum level of performance based on above-target performance under the terms of the award over the one year period ended December 31, 2017.

Option Exercises and Stock Vested in 2017

The following table shows information for option exercises and vesting of stock awards in 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dahl	—	$—	28,353	$554,868
Maass	—	—	5,707	111,686
Henak	—	—	29,048	516,595
Jones	—	—	39,878	780,412
Jasper	—	—	17,382	340,166

(1)	Amounts reflect the market value of TCF common stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the average of the high and low sales prices on the NYSE for TCF common stock on the vesting date.

Pension Benefits in 2017

The following table shows information on the defined benefit pension plan benefits of the NEOs:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Dahl	Pension Plan	5.75	$79,938	$—
Maass(3)	—	—	—	—
Henak	Pension Plan	5.25	66,648	—
Jones(3)	—	—	—	—
Jasper	Pension Plan	3.25	26,898	—
(1)	The number of years of credited service may be less than actual years of service with TCF or its subsidiaries because either the plan was not in effect or was frozen sometime during the NEO’s tenure with TCF or its subsidiaries. None of the NEOs was given credited service other than for their actual years of service with TCF or its subsidiaries.

(2)	All values shown are determined using interest rate and mortality assumptions consistent with those used in the Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	Messrs. Maass and Jones joined TCF after June 30, 2004 and therefore are not participants in the Pension Plan.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for all employees hired prior to July 1, 2004. Pay credits to the plan were discontinued as of April 1, 2006. At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits. Benefits were accrued under the cash balance formula in effect since September 1, 1990, as described below.

Cash Balance Formula Accruals

Benefits have been provided under a cash balance formula since September 1, 1990. Pay credits equal to the Applicable Percentage (based on the sum of age and years of service) multiplied by Certified Earnings (as defined below) were credited to the retirement accounts periodically. Pay credits were discontinued effective April 1, 2006.

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The following table reflects the pay credits that were in effect for the periods indicated above each column:

	Applicable Percentage
Sum of the Participant’s age plus years of service on the last day of the month	Sept. 1, 1990 prior to Jan. 1, 2002	Jan. 1, 2002 prior to Jan. 1, 2004	Jan. 1, 2004 prior to Jan. 1, 2005	Jan. 1, 2005 prior to Jan. 1, 2006	Jan. 1, 2006 prior to April 1, 2006	Beginning on or after April 1, 2006
Under 30	2.5%	2.5%	2.5%	2.5%	2.5%	—
Under 34	2.5%	2.5%	—	2.5%	2.5%	—
Under 36	2.5%	2.5%	—	—	2.5%	0.0%
Under 38	2.5%	2.5%	—	—	—	—
Under 40	2.5%	—	—	—	—	—
30 but less than 32	—	—	2.6%	—	—	—
32 but less than 34	—	—	2.7%	—	—	—
34 but less than 36	—	—	2.8%	2.6%	—	—
36 but less than 38	—	—	2.9%	2.7%	2.6%	0.0%
38 but less than 40	—	2.6%	3.0%	2.8%	2.7%	0.0%
40 but less than 50	3.5%	3.5%	3.5%	3.5%	3.5%	0.0%
50 but less than 60	4.5%	4.5%	4.5%	4.5%	4.5%	0.0%
60 but less than 70	5.5%	5.5%	5.5%	5.5%	5.5%	0.0%
70 but less than 80	6.5%	6.5%	6.5%	6.5%	6.5%	0.0%
80 or more	7.5%	7.5%	7.5%	7.5%	7.5%	0.0%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25% and rounded to the nearest quarter of a percent.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment. Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the 401(k). Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65. A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service. A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service. In either case, distribution of the cash balance account balance can occur immediately upon termination. The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution. The normal payment form is the life-only annuity. A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime. Mr. Dahl is currently eligible for early retirement under the Pension Plan. Additionally, an active employee is eligible for distributions beginning at age 62.

The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the projected account balance at age 65 (projected with interest credits only). The value of the accumulated benefit was determined using assumptions consistent with those used for 2017 financial reporting purposes under FASB ASC Topic 715, “Compensation – Retirement Benefits” (“Topic 715”) unless otherwise directed by Regulation S-K. Some of those assumptions are as follows:

●	Benefits were assumed to commence at age 65;

●	The assumed form of payment at distribution was the lump sum option;

●	All benefits and present values are determined as of December 31, 2017, the Topic 715 measurement date;

●	The discount rate used to determine present values was 3.30% at December 31, 2017;

●	The rate of future interest credits used was a select and ultimate assumption starting at 1.50% for 2017 and phasing to 3.25% for 2021 and beyond. For 2018, the rate was 2.25%; and

●	No pre-retirement mortality, termination, retirement, or disability was assumed.

See Note 18 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional information regarding TCF’s accounting policy and assumptions for employee benefit plans.

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Nonqualified Deferred Compensation in 2017

The following table shows certain information for TCF’s nonqualified account-type plans for the NEOs. The SERP shown below is a nonqualified supplemental program for the 401(k) Plan, a plan which is a qualified tax or deferred plan under Section 401(k) of the Code. The TCF contributions shown in the table for the SERP are matching contributions which are made at the same rate as under the 401(k) Plan. For further information about this plan, refer to the CD&A under “2017 Compensation of Named Executive Officers – Other Forms of Compensation – 401(k) Plan and SERP.” The Deferred Stock Plan provides the NEOs with supplemental retirement benefits by deferring certain transfers of TCF common stock awarded to them previously.

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at December 31, 2017 ($)(4)
Dahl	SERP	$142,339	$76,323	$142,072	$(25,982)	$1,880,196
	Deferred Stock Plan	—	—	174,250	(15,000)	3,587,500
Maass	SERP	13,329	17,829	11,418	(1,247)	107,143
Henak	SERP	99,138	29,712	124,302	(5,720)	1,072,448
Jones	SERP	31,492	35,992	39,236	(6,609)	490,771
	Deferred Stock Plan	—	—	45,500	—	1,025,000
Jasper	SERP	421,242	46,349	236,701	(7,898)	2,013,577
	Deferred Stock Plan	—	—	247,142	—	4,750,812
(1)	The amounts shown in this column are reported as compensation in the Summary Compensation Table.

(2)	Consists of dividend equivalents and unrealized appreciation or depreciation on the deemed account investments, primarily TCF common stock. There were no above-market or preferential earnings or appreciation in 2017 or previous years.

(3)	Consists of dividend equivalents on deemed investments in TCF common stock and distributions of vested shares from the Deferred Stock Plan which were included for each participant in the Summary Compensation Table in the years granted. The dividend equivalents are also included in the Aggregate Earnings in Last Fiscal Year column of this table.

(4)	Includes aggregate salary and matching contributions to the SERP reported as compensation in the Summary Compensation Table for years prior to 2017 in the following amounts: Mr. Dahl, $1,043,581; Mr. Maass, $20,774; Mr. Henak, $77,586; Mr. Jones, $260,550; and Mr. Jasper, $976,079.

Material Information Regarding the SERP

●	The NEOs’ covered compensation and contributions under the 401(k) Plan are subject to certain limits imposed by the IRS. The SERP allows NEOs to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the 401(k) Plan and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the 401(k) Plan on their contributions up to 5% of pay.

●	Employee contributions to the SERP may be invested, at the employee’s election, in the same investment choices that are available in the 401(k) Plan. Employer matching contributions to the SERP are invested 100% in TCF common stock.

●	The amounts allocated to the accounts of each of the NEOs primarily consist of deemed TCF common stock. Earnings on deemed TCF common stock investments in the plan during 2017 consisted of $0.30 per share in dividend equivalents and appreciation during 2017 of $0.91 per share. Dividend-equivalent distributions are made from the SERP at the same time and at the same rate as to holders of TCF common stock generally.

●	Distributions from the SERP generally occur in a lump sum in the event of death, disability, or no sooner than six months after the termination of employment. Participants may also elect to receive a lump sum distribution on a date certain or in the event of a change in control, or may receive a series of annual payments following termination.

●	Deemed investments in TCF common stock selected by the NEOs generally cannot be changed during employment (except in certain change in control situations) and such investments are distributed in-kind upon termination of employment, either in a lump sum six months thereafter or in annual installments, as elected by the participant.

Material Information Regarding the Deferred Stock Plan

●	There were no contributions to the Deferred Stock Plan in 2017.

●	The accounts of the NEOs are deemed to be invested in shares of TCF common stock. Distributions are made in-kind in the form of TCF common stock.

●	Distributions are made in accordance with the terms of the restricted stock agreements applicable to the shares that have been deferred into the Deferred Stock Plan.

●	TCF’s cost of the Deferred Stock Plan in 2017 was $22,353 for record keeper and trustee expenses.

●	Shares of restricted stock contributed to the Deferred Stock Plan are not entitled to dividends until they vest.

●	TCF has established a trust fund to accumulate assets for the payment of benefits as they come due.

●	At December 31, 2017, the total investment in TCF common stock under the Deferred Stock Plan was 1,056,939 shares valued at $21,667,251.

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CEO Pay Ratio

The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of our CEO, as required by regulations promulgated pursuant to Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

●	The median of the annual total compensation of all employees of our company (other than our CEO) was $44,878; and

●	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,448,813.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 54.6 to 1. To determine the pay ratio, we took the following steps:

We determined that as of December 31, 2017, the determination date, our employee population consisted of approximately 6,000 individuals, primarily located in the United States, but including our Canadian employees. This population consists of full-time, part-time, temporary and seasonal employees of TCF and each of its direct and indirect subsidiaries. To identify the median employee, we compared 2017 Form W-2 wages, salaries and tips, or the Canadian equivalent, for all employees as of December 31, 2017, excluding our CEO. Amounts paid in Canadian dollars were converted to U.S. dollars using the 2017 12 month average exchange rate as of the last day of each month. Once we identified our median employee, we calculated such employee’s annual total compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $44,878. The calculation of the median employee’s annual total compensation pursuant to Item 402(c)(2)(x) includes salary (or wages plus overtime, where applicable), bonus, incentive compensation, and employer matching contributions to the 401(k) Plan and to the median employee’s health savings account.

With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Non-Change in Control Termination-Related Payments

Mr. Dahl had an employment agreement in effect at December 31, 2017. The following table sets forth the general estimated distributions that would have been made by TCF to Mr. Dahl in the event of a termination of employment not involving a change in control of the Company on December 31, 2017.

Type of Termination	Salary Payout(1)	Restricted Stock(2)	Stock Options(3)	Total(4)
By Company Without Cause	$2,267,308	$—	$—	$2,267,308
By Executive for Good Reason	$2,267,308	$—	$—	$2,267,308
By Executive – Voluntary	$17,308	$—	$—	$17,308
By Executive – Retirement	$17,308	$—	$—	$17,308
By Company With Cause	$17,308	$—	$—	$17,308
Death or Disability	$17,308	$—	$—	$17,308
(1)	For a termination by the Company without Cause or by Mr. Dahl for Good Reason, the amount includes earned but unpaid salary as of December 31, 2017, and a payment of two and one-half times his base salary. The last pay date in 2017 was December 22, 2017. For all other terminations (including by death or disability), the amount includes only earned but unpaid salary as of December 31, 2017. All amounts in this column would be payable in a lump sum payment.

(2)	There would be no accelerated vesting of restricted stock awards upon termination absent a change in control. The amounts in this column do not include any value for vested deferred shares held in the Deferred Stock Plan.

(3)	All outstanding stock options had vested as of December 31, 2017 and were exercised on January 8, 2018.

(4)	In addition to the payments indicated, Mr. Dahl would be entitled to receive upon employment termination accumulated and vested benefits under the 401(k) Plan, SERP, Deferred Stock Plan, the Pension Plan, and continuation of benefits available to employees generally, as described in the CD&A under “2017 Compensation of Named Executive Officers – Other Forms of Compensation,” as well as monthly premiums for COBRA coverage for up to 12 months as described below under “Employment Agreements”. There is no enhancement or acceleration of these benefits upon any of the triggering events.

Except as set forth above, NEOs generally forfeit all outstanding unvested: (i) restricted stock awards; (ii) RSU awards; and (iii) stock options upon a termination absent a change in control, except in the case of retirement, death or disability for certain awards (as provided in individual award agreements). Each NEO would be entitled to receive payment of earned but unpaid salary as of December 31, 2017, as well as accumulated and vested benefits under the 401(k) Plan, SERP, Deferred Stock Plan, and the Pension Plan, as described in the CD&A under “2017 Compensation of Named Executive Officers – Other Forms of Compensation.” NEOs are not entitled to ongoing perquisites after termination of employment, but are entitled to continuation benefits coverage available to TCF employees generally. Additionally, in connection with the receipt of certain

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awards (as provided in individual award agreements), the NEOs would have been subject to non-solicitation, non-hire and confidentiality restrictions for the duration of their employment and for a period of 12 months thereafter. Mr. Dahl would have been subject to a two-year non-solicitation agreement in connection with a termination following a change in control.

The following table sets forth the general estimated distributions that would have been made by TCF to Messrs. Maass, Henak, Jones, or Jasper in the event of a termination of employment not involving a change in control of the Company due to retirement, death or disability on December 31, 2017:

PAYMENTS DUE UPON RETIREMENT, DEATH OR DISABILITY FOR OTHER NEOS

Name	Salary Payout(1)	Restricted Stock(2)	Stock Options	Total
Maass	$7,115	$385,667	$—	$392,782
Henak	$9,519	$380,814	$—	$390,333
Jones	$10,769	$1,279,168	$—	$1,289,937
Jasper	$10,769	$—	$—	$10,769

(1)	Represents amount of salary earned but unpaid as of December 31, 2017. The last pay date in 2017 was December 22, 2017. Amounts in this column would be payable in a lump sum payment.

(2)	Represents accelerated vesting of restricted stock that would vest pro-rata upon retirement, death or disability. The amounts in this column do not include vested deferred shares held in the Deferred Stock Plan. Restricted stock was valued at $20.50 per share, the year-end closing price.

Payments in the Event of a Change in Control

The table below shows estimated lump sum payments in the event of a change in control effective as of December 31, 2017, irrespective of whether the NEO was also terminated. Actual amounts can only be determined at an actual date of a change in control.

At December 31, 2017, NEOs would have been entitled to vesting of certain unvested stock grants upon a change in control. All equity awards granted since January 1, 2015 include a “double trigger,” such that the awards do not vest upon a change in control unless the NEO’s employment is terminated without Cause within one year following a change in control.

In consideration of benefits under his employment agreement, Mr. Dahl is subject to a two-year non-solicitation agreement in connection with a termination upon or following a change in control. Restricted stock awards entered into by NEOs would generally have been subject to a one-year non-solicitation agreement after termination of employment other than a termination by TCF without Cause or a termination by the executive for Good Reason. The amounts included in the “Restricted Stock” column represent the unvested portion of the 2012 performance-based restricted stock awards to Messrs. Dahl, Jones, and Jasper and the 2015 performance-based restricted stock award to Mr. Jones, all of which vested on January 24, 2018, with 50% of the shares being distributed and 50% of the shares remaining in the Deferred Stock Plan for two years.

ESTIMATED PAYMENTS IN THE EVENT OF A CHANGE IN CONTROL

Name	Salary(1)	Restricted Stock(2)	Stock Options(3)	Total(4)
Dahl(5)	$17,308	$2,562,500	$—	$2,579,808
Maass	$7,115	$—	$—	$7,115
Henak	$9,519	$—	$—	$9,519
Jones	$10,769	$1,537,500	$—	$1,548,269
Jasper	$10,769	$2,562,500	$—	$2,573,269

(1)	Represents the amount of salary earned but unpaid as of December 31, 2017. The last pay date in 2017 was December 22, 2017.
(2)	Represents accelerated vesting of the unvested portion of the 2012 and 2015 performance-based restricted stock awards that would vest upon a change in control, all of which vested on January 24, 2018, with 50% of the shares being distributed and 50% remaining in the Deferred Stock Plan for two years, or until a change in control. This amount does not include “double trigger” restricted stock and RSU awards that will only vest if the NEO is terminated without Cause within one year following the change in control, which are valued as follows: Mr. Dahl, $5,537,040; Mr. Maass, $1,993,943; Mr. Henak, $3,001,754; Mr. Jones, $5,019,979; and Mr. Jasper, $3,090,867. Restricted stock was valued at $20.50 per share, the year-end closing price. The amounts in this column do not include vested deferred shares held in the Deferred Stock Plan.
(3)	All outstanding stock options had vested as of December 31, 2017 and were exercised on January 8, 2018. Holders of vested stock options upon a change in control would have until the sooner of (i) the expiration of the options, or (ii) one year from the change in control to exercise their stock options.
(4)	In addition to the payments indicated, the NEOs would have been entitled to receive accumulated and vested benefits under the 401(k) Plan, SERP, Deferred Stock Plan, and the Pension Plan following termination, as well as continuation benefits available to employees generally, as reported elsewhere in this proxy statement. Mr. Dahl would also have been entitled to monthly premiums for COBRA coverage for up to 12 months as described below under “Employment Agreements” in the event of a termination following a change in control without Cause or by Mr. Dahl for Good Reason.
(5)	If upon or following a change in control Mr. Dahl would have been terminated by TCF without Cause or would have terminated his employment for Good Reason, he would have received $12.6 million, which includes his restricted stock and RSU awards mentioned above and two and one-half times his salary and bonus, contractually agreed to be equal to his salary.

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Definitions of “Change in Control”

For purposes of vesting of awards granted under the Incentive Stock Program, a change in control is generally defined as: (i) the acquisition by a party of 50% or more of the voting stock of TCF’s then-outstanding securities; (ii) a change in a majority of TCF’s Board of Directors over a two-year period (other than if such Directors were nominated by at least two-thirds of the Directors who were Directors at the beginning of the period); or (iii) holders of TCF common stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 50% (70% for stock options granted to NEOs) of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change in control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

For purposes of vesting of awards granted under the Omnibus Plan, a change in control is generally defined as: (i) the acquisition by a party of 50% or more of the total fair market value or total voting power of TCF’s stock; (ii) a change in the composition of TCF’s Board such that company-sponsored directors cease to comprise a majority of the Board; (iii) a merger or consolidation of TCF is consummated, other than (a) where following such transaction TCF’s historic stockholders retain at least 50% ownership of the surviving entity or the purchaser and individuals that comprise a majority of the Board prior to the transaction still constitute a majority of the Board thereafter, or (b) a recapitalization whereby no person acquires more than 50% of the voting power of TCF’s then outstanding securities; or (iv) stockholders approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale of all or substantially all of TCF’s assets, other than where following such transaction TCF’s historic stockholders retain at least 50% ownership of the purchaser in substantially the same proportions and individuals that comprise a majority of the Board of TCF prior to the transaction constitute a majority of the Board of the purchaser thereafter.

For purposes of Mr. Dahl’s employment agreement, a change of control is deemed to occur upon: (i) the acquisition by a party of 30% or more of the voting stock of TCF’s then-outstanding securities; (ii) a change in a majority of TCF’s Board of Directors over a two-year period (other than if such Directors were nominated by at least two-thirds of the Directors who were Directors at the beginning of the period, or whose nomination was so approved); or (iii) holders of TCF common stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 70% of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change of control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

Definitions of “Cause” and “Good Reason”

As of December 31, 2017, for purposes of Mr. Dahl’s employment agreement and his equity awards, “Cause” included: (i) engaging in willful and recurring misconduct in not following the legitimate and legal directions of the Board after fair written warning; (ii) conviction of a felony and all appeals from such conviction have been exhausted; (iii) engaging in habitual drunkenness after fair written warning; (iv) excessive absence from work which absence is not related to disability, illness, sick leave or vacations after fair written warning; or (v) engaging in continuous conflicts of interest between his personal interests and the interests of the Company after fair written warning.

As of December 31, 2017, for purposes of the equity awards held by the NEOs other than Mr. Dahl, “Cause” included (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

As of December 31, 2017, for purposes of all of the equity awards held by the NEOs and Mr. Dahl’s employment agreement, “Good Reason” included: (i) any material change in the executive’s authority, responsibility, title or reporting structure, including Mr. Dahl not being elected Chief Executive Officer of the Company; (ii) a material diminution in the executive’s salary or bonus opportunity; or (iii) a material change in geographic location at which the executive must perform the services. Additionally, under Mr. Dahl’s employment agreement and equity awards, “Good Reason” also includes (i) requiring Mr. Dahl to report to a supervisor other than the Company’s Board of Directors; (ii) a material diminution of Mr. Dahl’s benefits or perquisites; or (iii) any other action or inaction that constitutes a material breach by the Company of the executive’s agreement.

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Employment and Severance Agreements

Craig Dahl Employment Agreement

On October 28, 2015, TCF entered into an employment agreement with Mr. Dahl, effective January 1, 2016, in connection with his assumption of the role of CEO of TCF on that date, and will continue through December 31, 2018, pursuant to which he is entitled to receive:

●	An annual salary of at least $850,000;
●	Annual cash incentive opportunity, long-term incentive awards, and perquisites, each at the discretion of the Compensation Committee;
●	Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions; and
●	Severance payment rights as follows:

Severance Trigger	Cash Termination Payments
Termination by TCF Without Cause Absent a Change of Control	2.5x base salary
Termination by TCF Without Cause Following a Change of Control	2.5x the sum of base salary and annual cash incentive (assumed to equal base salary)
Termination by the Executive for Good Reason Absent a Change of Control	2.5x base salary
Termination by the Executive for Good Reason Following a Change of Control	2.5x the sum of base salary and annual cash incentive (assumed to equal base salary)

In addition, if Mr. Dahl’s employment is terminated by TCF without Cause or by Mr. Dahl for Good Reason and such termination occurs after the end of the Company’s fiscal year but prior to the payment of any annual cash incentive applicable to such fiscal year, TCF shall pay Mr. Dahl the annual incentive earned under such incentive program when such amounts are paid to other participants in the program. In addition, at Mr. Dahl’s election, TCF will pay the monthly premiums for COBRA coverage for up to 12 months following a termination by the Company without Cause or by Mr. Dahl for Good Reason. “Cause,” “Good Reason,” and “Change of Control” have the meanings provided in Mr. Dahl’s employment agreement.

Non-CEO Executive Change in Control Severance Agreements

On March 1, 2018, TCF entered into Change in Control Severance Agreements with certain executives, including all of the NEOs other than Mr. Dahl. Under the terms of these agreements, if an executive’s employment is terminated by the Company without Cause or by the executive for Good Reason during the period beginning six months prior to a Change in Control and ending two years after a Change in Control (the “Change in Control Period”), the executive will receive a lump sum payment equal to 1.5x the sum of the executive’s base salary and target annual bonus and the amount of any earned but unpaid salary and bonus, and will also receive comparable insurance benefits for 24 months. To the extent necessary to avoid penalties under Section 280G of the Code, the payment will be reduced, provided such penalties are greater than the amount the payments would be reduced to avoid the penalties.

The Change in Control Severance Agreements also require the executives to provide TCF a general release of all legal claims prior to receiving any payments and prohibit the executive from soliciting employees or customers of TCF and its subsidiaries for 18 months if the executive’s employment is terminated without Cause or for Good Reason during the Change in Control Period. The Change in Control Severance Agreements’ term ends on December 31, 2018, but will automatically renew each year for a one year term until the second year after a Change in Control, unless terminated by TCF or the Executive. “Cause,” “Good Reason,” and “Change in Control” have the meanings provided in the Change in Control Severance agreements.

Indemnification Rights

Indemnification rights are provided to the NEOs under TCF’s Certificate of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

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Equity Compensation Plans Approved by Stockholders

The following table provides information regarding TCF’s equity compensation plans, including TCF’s current incentive plan, the Omnibus Plan and TCF’s former plan, the Incentive Stock Program as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	366,000(2)	$15.75	1,446,047(3)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	366,000	$15.75	1,446,047
(1)	Includes the Omnibus Plan and the Incentive Stock Program.

(2)	Represents options that were issued under the Incentive Stock Program, all of which were exercised on January 8, 2018.

(3)	Represents shares available for issuance under the Omnibus Plan.

Proposal 2	Approve the Amended and Restated TCF Financial 2015 Omnibus Incentive Plan to Increase the Number of Shares Available by 4 Million Shares

Background

At the 2015 Annual Meeting of Stockholders, the stockholders approved the TCF Financial 2015 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan authorizes the grant of awards based on shares of TCF common stock, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, performance-based restricted stock, and performance-based restricted stock units. The maximum number of shares available for grant under the Omnibus Plan is equal to 2,000,000 shares, subject to certain adjustments, of which there are approximately 1,184,461 shares remaining as of February 28, 2018.

Description of Amendment

In January 2018, the Board approved, subject to stockholder approval, an amended and restated Omnibus Plan to increase the number of shares authorized for issuance under the Omnibus Plan by 4 million shares to 6 million shares.

Share Usage Under the Omnibus Plan

In proposing an increase in authorized shares, the Compensation Committee and the Board considered TCF’s historical equity compensation practices (including the total number of shares underlying existing equity awards) and TCF’s three-year average share usage. They also considered these factors in assessing the number of shares likely to be needed for future grants under the Omnibus Plan.

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Burn Rate

Burn rate, a measure of the rate at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined as, in a given year, the number of shares of Common Stock subject to equity awards granted, divided by the weighted average number of shares of Common Stock outstanding. Below are the Company’s burn rates for all grants of equity awarded by the Board under all stockholder approved equity plans of the Company for the past three fiscal years:

Fiscal Year Ended	Shares of Restricted Stock Granted	Performance- Based Restricted Stock Units Granted(1)	Total Shares Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate
December 31, 2017	583,388	198,183	781,571	168,679,501	0.46%
December 31, 2016	899,000	234,016	1,133,016	167,219,964	0.68%
December 31, 2015	786,933	109,288	896,221	165,696,678	0.54%
(1)	RSUs are included at the maximum level of performance. The actual number of shares earned will be determined based on achievement of the performance goals for each grant.

Overhang

Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to the number of shares available to be granted as future equity awards plus the number of shares subject to equity awards outstanding, divided by the sum of (a) the total of those shares plus (b) the total number of shares outstanding. The Company’s total potential dilution (which includes the number of shares available for issuance under the Omnibus Plan), with and without the additional shares requested in this proposal, is shown in the table below, as of February 28, 2018:

Total Potential Dilution	Total Potential Dilution
Omnibus Plan Remaining Shares	1,184,461
Shares Outstanding—Grants Under Omnibus Plan	2,256,437
Common Shares Outstanding	170,707,137
Total Current Dilution	1.98%
Share Authorization Request	4,000,000
Total Potential Dilution	4.18%

Summary of the Omnibus Plan

The following description of the Omnibus Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Omnibus Plan. A copy of the Omnibus Plan, as amended to reflect this proposal, is included as Appendix I to this Proxy Statement.

Purposes of the Omnibus Plan

The purposes of the Omnibus Plan are to (i) enable us to attract and retain the types of officers and employees who will contribute to our long-term success; (ii) provide incentives that align the interests of employees with those of our stockholders; and (iii) promote the success of our business.

Administration of the Omnibus Plan

The Omnibus Plan will be administered by a committee selected by the Board and composed of two or more directors. All members of the committee will be “non-employee directors” as defined under federal securities law and “outside directors” as defined by regulations promulgated under Section 162(m). Unless otherwise determined by the Board, the Independent Subcommittee of the Compensation Committee will administer the Omnibus Plan.

The Compensation Committee will have exclusive and final authority to administer and interpret the Omnibus Plan, including the power to:

●	Determine eligibility for participation;

●	Establish performance goals for each participant;

●	Determine the types of awards to be granted to participants; and

●	Interpret the terms and provisions of the Omnibus Plan and any award.

Any determination made by the Compensation Committee under the Omnibus Plan will be made in the sole discretion of the Compensation Committee, and such determinations will be final and binding on all persons.

The Compensation Committee may delegate any of its powers and responsibilities in respect of the Omnibus Plan, and our full Board may exercise any of the Compensation Committee’s powers and responsibilities. However, the Compensation Committee may not delegate any of its powers or responsibilities, and the full Board may not exercise any of those powers or responsibilities, to the extent that those actions would cause an award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or executive officer to fail to be exempt from short-swing profit recovery under Section 16(b) of the Exchange Act.

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Eligible Participants in the Omnibus Plan

The Compensation Committee may select any or all of the following classes of persons to be granted awards under the Omnibus Plan:

●	Officers and employees of TCF Financial Corporation and/or any of our subsidiaries or affiliates; and

●	Individuals who have accepted offers of employment from TCF Financial Corporation, and/or from any of our subsidiaries or affiliates; provided, however, that no grant will be effective prior to the date on which such individual’s employment commences.

As of February 28, 2018, TCF had approximately 5,800 employees.

Limits on Awards We May Issue Under the Omnibus Plan

Share Limits

The maximum number of shares of TCF common stock that may be issued pursuant to awards granted under the Omnibus Plan will be the sum of (i) 2.0 million, (ii) the number of unallocated shares remaining available for grant immediately prior to the Annual Meeting under the Incentive Stock Program, and (iii) shares that become available for grants under the Omnibus Plan in accordance with its terms after the effective date of the Omnibus Plan. If the Amended and Restated Omnibus Plan is approved by our stockholders, we will have an additional 4,000,000 shares available for awards. No individual participant may be granted (i) stock options and stock appreciation rights under the Omnibus Plan relating to more than 800,000 shares during any fiscal year or (ii) awards other than stock options and stock appreciation rights under the Omnibus Plan relating to more than 500,000 shares during any fiscal year.

The number of shares reserved for issuance may be adjusted in the event of a stock or extraordinary cash dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, reorganization, merger, consolidation, combination or exchange, or any other relevant change in capitalization occurring after the date of grant of an award under the Omnibus Plan. Any shares of common stock subject to an award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Omnibus Plan in accordance with the terms of the Omnibus Plan. However, the following shares will not again become available for issuance under the Omnibus Plan: (i) shares tendered in payment of an option, (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (iii) shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award.

Limits on Certain Cash Awards

The Omnibus Plan authorizes the Compensation Committee to grant awards entitling a participant to payment of cash amounts subject to the attainment of certain performance goals established in accordance with the requirements of Section 162(m). No participant may be paid more than $7.5 million in respect of such awards during any fiscal year, including any amounts earned during such fiscal year and deferred. Awards that are cancelled will continue to be counted towards this individual limitation.

Types of Awards We May Issue under the Omnibus Plan

The Omnibus Plan allows us to grant awards based on shares of TCF common stock, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, performance-based restricted stock, and performance-based restricted stock units. The closing price of a share of our common stock on the New York Stock Exchange on February 28, 2018 was $22.30. The Plan will also allow us to grant performance cash awards that are denominated in cash and payable upon the attainment of performance goals established by the Compensation Committee.

Stock Options

The Omnibus Plan enables the Compensation Committee to grant options to purchase TCF’s common stock at specified exercise prices to participants. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax laws, or “nonqualified stock options,” which are not intended to receive such favorable treatment.

Under the Omnibus Plan, the Compensation Committee determines the number of options to be granted to each participant. Unless otherwise determined by the Compensation Committee, each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be “incentive stock options” or “nonqualified stock options,” the duration of the options, the number of shares underlying the options, and any additional terms determined by the Compensation Committee.

Generally, options will be subject to vesting during a period of at least one year following the date of grant; provided, however, that the Compensation Committee may, but is not required to, provide for an acceleration of vesting and exercisability in the terms of any award agreement upon the occurrence of a specified event, such as a change in control or termination of employment due to death, disability or retirement.

The Omnibus Plan provides that the Compensation Committee may determine the exercise prices of options, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price of any option cannot be less than the fair market value of a share of common stock on the date of grant; provided that incentive stock options granted to a ten-percent stockholder in the Company will have an exercise price no less than 110% of the fair market value of a share of the common stock on the date of grant. All options we grant under the Omnibus Plan will expire no later than ten years from the date we grant them.

Stock options issued under the Omnibus Plan are nontransferable except by will or the laws of descent, except for “nonqualified options,” which will be transferable in certain circumstances to a “permitted transferee,” as defined in the Omnibus Plan, and on terms set by the Compensation Committee. The granting of an option under the Omnibus Plan does not give the participant the rights of a stockholder; the participant gains those rights only after the option is exercised and the shares underlying the option are issued.

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The Compensation Committee may not, without prior stockholder approval, seek to “reprice” any previously granted “underwater” options or stock appreciation rights by (i) amending or modifying the terms of the option or stock appreciation right to lower the exercise price; (ii) canceling the option or stock appreciation right and granting either replacement options or stock appreciation rights having a lower exercise price, or other awards or cash in exchange; or (iii) repurchasing the options or stock appreciation rights.

Stock Appreciation Rights

The Omnibus Plan enables the Compensation Committee to grant awards of stock appreciation rights to participants. A stock appreciation right entitles the participant to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of our common stock over the exercise price of the stock appreciation right.

The Omnibus Plan provides that the Compensation Committee may determine the exercise price of any stock appreciation right, but the exercise price cannot be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. Stock appreciation rights we issue under the Omnibus Plan will, unless otherwise determined by the Compensation Committee, be evidenced by an award agreement, which will specify the exercise price, the number of shares underlying the rights, and other limitations, terms, and conditions determined by the Compensation Committee. Under the Omnibus Plan, we will be able to grant “tandem SARs,” which are stock appreciation rights granted in conjunction with an option, and “free-standing SARs,” which are stock appreciation rights not granted in conjunction with an option.

Stock appreciation rights will be subject to vesting during a period of at least one year following the date of grant; provided, however, that the Compensation Committee may, but is not required to, provide for an acceleration of vesting and exercisability in the terms of any award agreement upon the occurrence of a specified event, such as a change in control or termination of employment due to death, disability or retirement.

Stock appreciation rights issued under the Omnibus Plan will not be transferable except by will or the laws of descent.

Restricted Stock

The Omnibus Plan enables the Compensation Committee to grant awards of restricted stock to participants. Restricted stock awards are actual shares of TCF’s common stock issued to a participant, subject to conditions on grant, transferability, or vesting based on continued service of the participant, the satisfaction of performance goals, or both. We refer to awards of restricted stock subject to conditions on grant, transferability, or vesting based on the satisfaction of performance goals as “performance-based restricted stock.”

Generally, any award of restricted stock will be subject to vesting during a period of at least one year following the date of grant; provided, however, that the Compensation Committee may, but is not required to, provide for an acceleration of vesting in the terms of any award agreement upon the occurrence of a specified event, such as a change in control or termination of employment due to death, disability or retirement.

If provided for in an award agreement, a recipient of a grant of restricted stock has the rights of a stockholder with respect to the restricted stock, including the right to vote the stock and to receive all dividends and other distributions paid with respect to the restricted stock, provided, however, that in no event shall a dividend or other distribution or dividend equivalent be paid on performance-based restricted stock until all applicable performance goals have been attained and the award has vested. Subject to the applicable award agreement, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber shares of restricted stock during the restriction period set by the Compensation Committee. Settlement will occur either at the time of vesting or on a deferred basis, as determined by the Compensation Committee or, if the Compensation Committee permits, by election of the recipient.

Restricted Stock Units

The Omnibus Plan enables the Compensation Committee to grant restricted stock units, which are awards representing a specified number of hypothetical shares of our common stock. The Omnibus Plan enables the Compensation Committee to issue restricted stock units subject to conditions on grant or vesting based on continued service of the participant, conditions based on the satisfaction of performance goals, or both.

Generally, any award of restricted stock units will be subject to vesting during a period of at least one year following the date of grant; provided, however, that the Compensation Committee may, but is not required to, provide for an acceleration of vesting in the terms of any award agreement upon the occurrence of a specified event, such as a change in control or termination of employment due to death, disability or retirement.

Because restricted stock units are not actual, issued shares of our common stock, recipients do not have the rights of a stockholder. Restricted stock units may not be sold, transferred, pledged, or otherwise encumbered before the units have vested. Restricted stock units that vest will be settled in cash or in shares of common stock or a combination thereof, as determined by the Compensation Committee. Settlement will occur either at the time of vesting or on a deferred basis, as determined by the Compensation Committee or, if the Compensation Committee permits, by election of the recipient.

Other Stock-Based Awards

The Omnibus Plan enables the Compensation Committee to grant other stock-based awards. Other stock-based awards are awards that are valued by reference to TCF’s common stock, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be due and payable to the participant. Generally, other stock-based awards will be subject to vesting during a period of at least one year following the date of grant; provided, however, that the Compensation Committee may, but is not required to, provide for an acceleration of vesting and exercisability in the terms of any award agreement upon the occurrence of a specified event, such as a change in control or termination of employment due to death, disability or retirement.

Performance-Based Awards

As noted above, the Omnibus Plan authorizes the Compensation Committee to grant performance cash awards, performance-based restricted stock, and performance-based restricted stock units, and to determine that certain awards are qualified performance-based awards. We refer to these kinds of awards collectively as “performance-based awards.”

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The performance criteria selected by the Compensation Committee will be based on the attainment of specific levels of performance of the Company (or affiliate, division, business unit or operational unit of the Company). Additionally, any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an affiliate as a whole or any division, business unit, operational unit or geographic unit of the Company and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or the Compensation Committee may also select performance criteria as compared to various stock market indices. Any performance criteria may be used individually or in combination with any other performance criteria, and may be further defined in the applicable award agreement. The Compensation Committee also has the authority to provide for vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified above.

The Compensation Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals, but only to the extent any such adjustment would not cause the award to fail to qualify as “performance-based compensation” under Section 162(m).

The provisions regarding Section 162(m) remain intact in the amended Omnibus Plan, although the Tax Reform and Jobs Act of 2017 generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Section 162(m) for tax years commencing after December 31, 2017, and we therefore do not expect to make future awards intended to qualify for this treatment. We expect that awards representing binding obligations under the Omnibus Plan prior to November 2, 2017 that were intended to qualify as “performance-based compensation” will generally remain eligible for deduction under that exception pursuant to a provision of the Tax Reform and Jobs Act providing relief for existing binding agreements, and the proposed Omnibus Plan amendment is intended not to modify the rules applicable to such existing awards in a manner that would result in such deduction ceasing to be available. However, the IRS has not yet provided any guidance addressing what would cause a “written binding contract” to be “modified in any material respect”, and therefore we cannot be certain that awards that were intended to qualify as “performance-based compensation” will remain eligible for deduction.

Deferral of Awards

The Compensation Committee may establish one or more programs under the Omnibus Plan to permit selected participants the opportunity to elect to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that, absent the election, would entitle the participant to payment or receipt of shares of common stock or other consideration under an award. The Compensation Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Compensation Committee deems advisable for the administration of any such deferral program.

Change in Control

The occurrence of a change in control (as defined in the Omnibus Plan) shall not alone result in the accelerated vesting of an award under the Omnibus Plan. Each award agreement will provide the terms and conditions that will govern in the event of a change in control, which could include the provision for full vesting and exercisability of an award in connection with a change in control.

Effective Date; Term; Amendment to Plan

The Amended and Restated Omnibus Plan will be effective as of April 25, 2018, subject to and contingent upon approval by at least a majority of the shares present in person or by proxy and entitled to vote on the subject matter in response to this Proposal. The Omnibus Plan has a term of ten years.

The Board may amend or terminate the Omnibus Plan, but no amendment or termination may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or accounting rules. In addition, no amendment may be made without the approval of our stockholders to the extent that such approval is required by applicable law or by the listing standards of the applicable exchange.

Except as otherwise provided in the Omnibus Plan, the Compensation Committee at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the Compensation Committee may not adopt any amendment which would otherwise constitute an impairment of the rights under any award unless (a) the Company requests the consent of the participant and (b) the participant consents in writing.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards we may make under the Omnibus Plan. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options

The participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and be subject to tax withholding) upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair

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market value of the shares purchased over their exercise price. We generally will be entitled to a corresponding deduction upon exercise of a nonqualified stock option, except to the extent that the deduction limits of Section 162(m) apply.

Incentive Stock Options

The participant will not recognize taxable income at the time of a grant of an incentive stock option. The participant will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (i) two years from the date the option was granted and (ii) one year from the date the shares were purchased, any gain or loss arising from disposition of those shares, based on the excess of the amount realized upon the disposition over the original exercise price, will be taxed as a long term capital gain or loss, and we will not be entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient will recognize compensation taxable as ordinary income, equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the excess of the fair market value of such shares on the date of exercise over the exercise price. We generally will be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply. The excess of any amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights

The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and we will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income (and subject to tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally will be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

Restricted Stock

The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to tax withholding) rather than dividend income. We will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Restricted Stock Units

The recipient will not recognize taxable income at the time of a grant of a restricted stock unit, and we will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Unrestricted Stock

The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income (and subject to tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

The foregoing general tax discussion is intended for the information of our stockholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the Omnibus Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the Omnibus Plan.

New Plan Benefits

All future grants under the Omnibus Plan are within the discretion of the Omnibus Plan administrator and are therefore not determinable. The grants made under the Omnibus Plan to our NEOs in the last fiscal year are described under the heading “2017 Payments of Named Executive Officers – Key 2017 and Early 2018 Compensation Events – 2017 Long-term Incentives” above.

What is the Board’s Recommendation on Voting on this Proposal?

The Board unanimously recommends that TCF Financial stockholders vote “FOR” this Proposal.

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Proposal 3	Approve the Amended and Restated Directors Stock Grant Program to Increase the Value of the Annual Grant of Restricted Stock to $55,000

Background

Stockholders approved the adoption of the amended and restated TCF Directors Stock Grant Program (the “Directors Stock Grant Program”) in 1996, its renewal in 2005 and its amendment in 2012. In January 2018, the Board approved an amendment to the Directors Stock Grant Program which is now being submitted to the stockholders for approval.

The Directors Stock Grant Program is intended to attract and retain qualified individuals to serve as Directors of TCF and to encourage and enhance ownership of TCF common stock by these individuals.

Description of Amendment

In January 2018, the Board approved, subject to stockholder approval, an amendment to the Directors Stock Grant Program to (i) increase the value of the annual grant of time-vesting restricted stock to each Director from $45,000 to $55,000, (ii) to make a one-time true-up grant of time-vesting restricted stock valued at $10,000 to each Director on May 1, 2018 if the Directors Stock Grant Program is approved by the stockholders at the Annual Meeting, and (iii) to make other technical and clarifying changes. Additionally, upon stockholder approval, the term of the Directors Stock Grant Program will be extended from April 25, 2022 to April 25, 2028.

Rationale for Approval

FW Cook, the Compensation Committee’s independent compensation consultant, conducted a director compensation assessment, reviewing both the design of TCF’s Director compensation, as well as its level of competitiveness. Taking into account the report’s recommendations, the Board amended the Directors Stock Grant Program, subject to stockholder approval, to increase the amount of the stock awards, which is intended to align Director compensation more closely with market practice and to make it more competitive.

Summary of the Directors Stock Grant Program

The following summary of the Directors Stock Grant Program is qualified in its entirety by reference to the full text of the Directors Stock Grant Program, a copy of which is set forth as Appendix II to this proxy statement with additions underlined and deletions indicated by strikeout. This discussion is only a summary. Stockholders are urged to read the complete text of the Directors Stock Grant Program for more complete information.

Purpose of Directors Stock Grant Program

The purpose of the Directors Stock Grant Program is to attract and retain qualified individuals to serve as directors of TCF, and to encourage and enhance ownership of TCF common stock by these individuals.

Eligible Participants in the Directors Stock Grant Program

Only non-employee Directors of TCF are eligible to receive awards under the Directors Stock Grant Program. As of February 28, 2018, there were 12 non-employee Directors.

Awards Under the Directors Stock Grant Program

If the Directors Stock Grant Program is approved, the non-employee Directors will receive annual restricted stock awards valued at $55,000, a $10,000 increase from the current Directors Stock Grant Program, that will vest on the next annual grant date, subject to continued service on the Board. In addition, a one-time grant of time-vesting restricted stock valued at $10,000 will be made to each non-employee Director on May 1, 2018 if the Directors Stock Grant Program is approved by stockholders at the Annual Meeting. This one-time grant will be in addition to the $45,000 grant made on January 16, 2018 so that the total value of the restricted stock granted to non-employee Directors in 2018 will be equal to $55,000.

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Change in Control

The Directors Stock Grant Program also provides for vesting of all shares in the event of a “change in control” not approved in advance by a majority of the Board. Under the Directors Stock Grant Program, a change in control occurs if:

●	any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of TCF representing 30% or more of the combined voting power of TCF’s then outstanding securities;
●	during any period of two consecutive years there ceases to be a majority of the Board who were Directors at the beginning of the period or whose nomination for election by TCF’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or
●	the stockholders approve a merger or consolidation of TCF with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of TCF approve a plan of complete liquidation of TCF of all or substantially all of TCF’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

Treatment Upon Retirement or Separation from Board

All shares immediately vest upon a Director’s retirement from service on the Board pursuant to the Board policy on Director retirement in effect at that time. Currently, the retirement age for the Board is 68 years old, and any Director who ceases service after reaching that age is deemed to have retired. If a non-employee Director of TCF ceases to be a member of the Board for any other reason (including, but not limited to death, disability, or early retirement), all unvested shares will be forfeited and returned to TCF.

Administration of the Directors Stock Grant Program

Full power to construe, interpret, and administer the Directors Stock Grant Program is vested with the Compensation Committee of the Board.

The number of shares awarded will be automatically adjusted to reflect any changes in the outstanding stock of TCF by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF or shares of TCF common stock.

Effective Date; Term; Amendment to Plan

If the amendments are approved by stockholders, the Directors Stock Grant Program will remain in effect until April 25, 2028, unless earlier terminated by the Board. The Board generally may amend, not more frequently than once every six months, or terminate the Directors Stock Grant Program at any time. No amendment or termination of the Directors Stock Grant Program by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

New Plan Benefits

If this Proposal is approved, the following table shows the benefits that are expected to be earned under the Directors Stock Grant Program over the next ten years:

Name and Position	Shares of Restricted Stock Granted (#)
Craig R. Dahl, Director, Chairman, President and CEO	—
Brian W. Maass, Executive Vice President and Chief Financial Officer	—
William S. Henak, Executive Vice President, Wholesale Banking	—
Michael S. Jones, Executive Vice President, Consumer Banking	—
Thomas F. Jasper, Director, Vice Chairman and Chief Operating Officer	—
Executive Officers Group	—
Non-Executive Directors Group	300,498	(1)
Non-Executive Officer Employees Group	—

(1)	The table assumes that stock awards will be made to 11 non-employee Directors for the ten year term of the Directors Stock Grant Program. The one-time grant of $10,000 to be made in 2018 and the annual grant of $55,000 to be made starting in 2019 until expiration are converted to shares of TCF Stock by dividing the total value of all expected future awards by $20.50, the year-end closing stock price. The table does not include any value for dividends, which if paid, will be paid at the regular rate paid to TCF stockholders generally.

What is the Board’s Recommendation on Voting on this Proposal?

The Board unanimously recommends that TCF Financial stockholders vote “FOR” this Proposal.

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Proposal 4	Advisory (Non-Binding) Vote to Approve Executive Compensation (“Say on Pay”)

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), TCF is asking stockholders on an advisory (non-binding) basis to approve the executive compensation of TCF’s NEOs as described in the CD&A and tabular disclosure and accompanying narrative discussions of NEO compensation in this Proxy Statement and related material (“Say on Pay”). TCF conducts annual Say on Pay votes and expects to conduct the next Say on Pay vote at the 2019 Annual Meeting.

The Board believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity incentives achieves our compensation objectives, including attracting, rewarding, and retaining highly qualified executives, linking pay to individual and Company performance, aligning the interests of executives with stockholders, and providing the greatest pay opportunity for superior performance for sustained periods of time through business cycles.

We believe that stockholders have responded positively to the changes made over the last several years to our compensation program, with TCF receiving approximately 85% of votes cast FOR TCF’s 2016 compensation last year. The changes made by TCF in recent years include:

●	All equity awards granted after January 1, 2015 now include a “double trigger,” such that the award will not vest in connection with a change in control unless the executive’s employment is terminated without cause within one year thereof.
●	Annual cash incentives since 2015 have been based on performance metrics (ROA and ROTCE) that are widely used and tracked in the industry and demonstrate efficient use of capital and the 2017 annual cash incentives were paid out in performance-based restricted stock tied to net income available to common stockholders instead of cash.
●	Half of target long-term incentives beginning in 2015 have been based on our total stockholder return relative to our peers over a three-year performance period.
●	In 2015, TCF adopted an Executive Severance Policy limiting amounts payable under future severance agreements to 2.99 times the sum of an executive’s salary and target bonus unless stockholder approval is received. A copy of the Executive Severance Policy is available on our website at https://tcfbank.com/About-TCF/Corporate-Governance/Executive-Officers-Severance-Policy.

Our stockholders responded positively to our compensation program last year. Because the Compensation Committee believes that the program continues to appropriately reward executives for performance while not encouraging excessive risk taking, the Compensation Committee, following extensive stockholder outreach, again approved our compensation program, which included the same formula for incentive compensation as in the previous year.

See “2017 Compensation of Named Executive Officers” in the CD&A for a more complete discussion of TCF’s executive compensation program.

Resolution

Stockholders are asked to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this is an advisory vote, the Compensation Committee values the views of our stockholders and will consider the outcome of the vote when determining future executive compensation arrangements.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” this Proposal.

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Proposal 5	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2018.

TCF is providing stockholders at the Annual Meeting with the opportunity to vote on an advisory (non-binding) vote on the appointment of KPMG. Such a vote is not required but is being solicited by TCF in order to determine if the stockholders approve of TCF’s appointment of KPMG as our independent registered public accountants. The Audit Committee’s appointment of KPMG is not contingent upon obtaining stockholder approval. In the event of a negative vote by stockholders, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG. Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” this Proposal.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from the independent registered public accountants, KPMG LLP (“KPMG”), required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and discussed the independence of KPMG with representatives of such accounting firm. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 1301, Communications With Audit Committees.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

By the Audit Committee:

Julie H. Sullivan, Chair

Karen L. Grandstrand

George G. Johnson

Richard H. King

Vance K. Opperman

Roger J. Sit

Richard A. Zona

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Independent Registered Public Accountants

Fees paid to KPMG for the years ended December 31, 2016 and 2017 are as follows:

	2016	2017
Audit Fees(1)	$1,609,000	$2,299,000
Audit-Related Fees(2)	422,646	268,701
Tax Fees(3)	114,245	401,210
All Other Fees	—	—
TOTAL	$2,145,891	$2,968,911

(1)	Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.
(2)	Audit-Related Fees in 2016 and 2017 related to employee benefit plan audits, servicing reports, and agreed-upon procedures work.
(3)	Tax Fees related to the review of tax returns and consultation on other corporate tax matters, including $43,368 and $44,580 for tax return reviews and related services for 2016 and 2017, respectively.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

Pre-approval Process

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by TCF’s independent registered public accountants. In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chair is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chair since the prior Committee approvals shall not exceed $250,000. Any services pre-approved by the Chair will be reported to and considered by the full Audit Committee at its next scheduled meeting. During 2017, all services provided by KPMG (including all of the services related to the fees described in the foregoing table) were pre-approved by the Audit Committee or by the Audit Committee Chair.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the listing standards of the NYSE.

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Background of Executive Officers who are not Directors

The following describes the business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.

Susan D. Bode (age 55) (Principal Accounting Officer) has been Senior Vice President and Chief Accounting Officer of TCF Financial since November 2012. Ms. Bode has also served as Executive Vice President and Chief Accounting Officer of TCF Bank since November 2012. Prior to being elected Executive Vice President in November 2012, she was a Senior Vice President of TCF Bank since April 2010. She has served as Chief Accounting Officer of TCF Bank since April 2010. Prior to joining TCF Bank, from 2007 to 2010, Ms. Bode served as Managing Director with the finance group of Residential Capital, LLC, a division of GMAC LLC, engaged principally in mortgage financing activities.

Thomas J. Butterfield (age 53) became Executive Vice President and Chief Information Officer of TCF Financial and TCF Bank in March 2015. Prior to joining TCF, from January 2014 to August 2014, Mr. Butterfield was the Senior Vice President, Technology Strategy & Business Solutions at Target Corp, an upscale discount retail company. Beginning in January 2006, Mr. Butterfield served in various leadership positions at Target, including acting Chief Information Officer of Target Canada, from January 2011 to December 2013.

James M. Costa (age 49) has been the Chief Risk Officer since August 2013 and Chief Credit Officer since January 2017 for TCF Financial and TCF Bank. He has over 25 years of financial services experience, with nearly twenty years in risk management. Prior to joining TCF Financial, from 2010 to 2013, Mr. Costa served as Executive Vice President of Risk and Head of Enterprise Portfolio Management at PNC Financial Services Group, Inc., a financial services institution, and before that, from 2004 to 2010, led enterprise credit strategy for Wachovia Corporation, a financial services institution.

Joseph T. Green (age 63) has been Secretary of TCF Financial since 2011 and has been General Counsel of TCF Financial since 2009. He has also been a Senior Vice President of TCF Financial since 2008. Mr. Green has also served as General Counsel of TCF Bank since 1993 and Secretary of TCF Bank since 2001, and has been an Executive Vice President of TCF Bank since 2010.

William S. Henak (age 59) has been Executive Vice President, Wholesale Banking of TCF Financial since January 1, 2016 with oversight over the equipment finance and leasing, inventory finance and commercial banking business units. Mr. Henak had been President and Chief Executive Officer at TCF Equipment Finance, a division of TCF Bank, since December 2012, and had also served in various leadership roles with TCF Equipment Finance, Inc., a wholly owned subsidiary of TCF Bank until its merger with the bank, since 2000 when TCF acquired First Commercial Capital Corporation, a general equipment leasing company that Mr. Henak founded in 1995. Prior to that, Mr. Henak had been an Executive Vice President for Computer Leasing, Inc., a computer leasing company, since 1985. Prior to entering the equipment finance industry, Mr. Henak was a Certified Public Accountant with KPMG Peat Marwick.

Andrew J. Jackson (age 59) has been the Chief Audit Executive Officer since August 2012 for TCF Financial and TCF Bank. Prior to joining TCF Financial, from July 2006 to August 2012, Mr. Jackson was Executive Vice President and Corporate Auditor, in charge of the Internal Audit function, of First Tennessee Bank, a financial services institution.

Michael S. Jones (age 49) became Executive Vice President, Consumer Banking on January 1, 2016. Prior to that, Mr. Jones had been Executive Vice President and Chief Financial Officer of TCF Financial since January 1, 2012. He also has served in various leadership positions with certain of TCF’s wholly-owned subsidiaries since 2008. Mr. Jones has nearly 20 years of financial experience in various functions including finance and operations. Prior to joining TCF, Mr. Jones held financial leadership positions with a subsidiary of PACCAR, Inc., a manufacturer of premium commercial vehicles, and various subsidiaries of General Electric Company, a large diversified technology and financial services company.

Brian W. Maass (age 44) has been Executive Vice President and Chief Financial Officer of TCF Financial and TCF Bank since January 1, 2016. He has also been an Executive Vice President of TCF Bank since 2012. Mr. Maass had been Chief Investment Officer and Treasurer of TCF Financial and TCF Bank since 2012. Prior to joining TCF, Mr. Maass was Senior Vice President, Corporate Treasury with Wells Fargo Bank, NA, a national banking association, since 2005. Mr. Maass held other senior leadership, treasury, finance and accounting positions at Wells Fargo since 2000. Prior to that, Mr. Maass was a Manager at Crowe Horwath LLP, a public accounting and consulting firm, within its Banking and Financial Services Group.

Tamara K. Schuette (age 50) has been Senior Vice President of TCF Financial and Executive Vice President of TCF Bank since October 2014, and has served as Enterprise Operations Officer since November 2016. Ms. Schuette also served as Corporate Controller from October 2014 until November 2016. In her role, Ms. Schuette is responsible for Strategic Sourcing, Enterprise Initiatives, Corporate Operations and Corporate Communications. Prior to joining TCF Financial, Ms. Schuette served in various roles of increasing responsibility at GE Capital, the financial services division of General Electric Company, and its various subsidiaries, from May 1998 to July 2014, last serving as Operational Risk Leader of GE Capital.

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Ownership of TCF Stock

TCF Stock Ownership of Directors and Executive Officers

COMMON STOCK

The following table shows ownership as of January 31, 2018 of TCF common stock by those indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(3)
Directors who are not NEOs:
Peter Bell	72,221	(4)	*
William F. Bieber	898,159		*
Theodore J. Bigos	75,526		*
Karen L. Grandstrand	66,063		*
George G. Johnson	121,654		*
Richard H. King	20,514		*
Vance K. Opperman	113,081		*
James M. Ramstad	24,403		*
Roger J. Sit	229,997		*
Julie H. Sullivan	6,986		*
Barry N. Winslow	217,347		*
Richard A. Zona	66,975		*
NEOs:
Craig R. Dahl	606,873	(4)	*
Brian W. Maass	102,454		*
William S. Henak	273,052		*
Michael S. Jones	215,551		*
Thomas F. Jasper	414,149	(4)	*
All Directors and Executive Officers combined (23 persons)	4,027,491	(4)	2.34%
*	Represents 1.0% or less of the outstanding TCF common stock.

(1)	All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote and footnote (3) below. Includes shares beneficially owned by affiliated trusts or family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bell, 49,857 shares; Mr. Bieber, 782,718 shares; Mr. Sit, 89,559 shares; Mr. Winslow, 212,951 shares; Mr. Jones, 85,361 shares; and all Directors and Executive Officers combined, 1,220,446 shares. Includes the following shares indirectly owned through related entities: Mr. Bigos, 8,000 shares; Mr. Sit, 100,000 shares; and all Directors and Executive Officers, 108,000 shares. Mr. Bigos and Mr. Sit disclaim any beneficial ownership in the shares owned by a related entity.

(2)	Includes whole shares of TCF common stock allocated to accounts in the 401(k) Plan for which the NEOs and certain Directors have shared voting power as follows: Mr. Dahl, 22,849 shares; Mr. Maass, 8,665 shares; Mr. Henak, 16,064 shares; Mr. Jones, 18,828 shares; Mr. Jasper, 14,404 shares; and all Directors and Executive Officers combined, 170,460 shares. Also includes whole shares of TCF common stock in the trust for the SERP for which the NEOs and certain Directors do not have voting power, as follows: Mr. Dahl, 91,716 shares; Mr. Maass, 5,226 shares; Mr. Henak, 19,909 shares; Mr. Jones, 23,940 shares; Mr. Jasper, 27,463 shares; and all Directors and Executive Officers combined, 271,271 shares. Also includes whole shares of TCF common stock (all of which have vested) in the trust for the TCF Employees Deferred Stock Compensation Plan for which the NEOs do not have voting power, as follows: Mr. Dahl, 112,500 shares; Mr. Jones, 25,000 shares; Mr. Jasper, 169,246 shares; and all Directors and Executive Officers combined, 316,746 shares. Also includes whole shares of TCF common stock (vested and unvested) in the trust for the Directors Deferred Compensation Plan for which the holder does not have voting power, as follows: Mr. Bell, 8,207 shares; Mr. Bieber, 114,841 shares; Mr. Bigos, 62,829 shares; Ms. Grandstrand, 66,063 shares; Mr. Johnson, 118,097 shares; Mr. King, 20,514 shares; Mr. Opperman, 82,992 shares; Mr. Sit, 27,306 shares; Dr. Sullivan, 6,986 shares; Mr. Zona, 66,975 shares; and all Directors and Executive Officers combined, 574,810 shares.

(3)	As of January 31, 2018, there were 171,777,196 shares of TCF common stock outstanding. The percentage for each Director and Executive Officer has been calculated by treating as outstanding the shares which could be purchased upon the exercise of outstanding options by such Director or Executive Officer within 60 days after January 31, 2018.

(4)	Includes shares pledged as collateral for loans to Directors or NEOs as follows: Mr. Bell, 62,530 shares; Mr. Dahl, 259,217 shares; Mr. Jasper, 55,486 shares; and all Directors and Executive Officers combined, 377,233 shares.

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PREFERRED STOCK

The following table shows ownership as of January 31, 2018 of: (i) 6.45% Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) and (ii) depositary shares each representing a 1/1000th interest in a share of 5.70% Series C Non- Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”) by those indicated. All of the shares of the Series B Preferred Stock were redeemed on March 1, 2018.

	Series B Preferred Stock			Series C Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors who are not NEOs:
Peter Bell	—		*	—	*
William F. Bieber	—		*	—	*
Theodore J. Bigos	—		*	—	*
Karen L. Grandstrand	—		*	—	*
George G. Johnson	—		*	—	*
Richard H. King	—		*	—	*
Vance K. Opperman	—		*	—	*
James M. Ramstad	—		*	—	*
Roger J. Sit	—		*	—	*
Julie H. Sullivan	—		*	—	*
Barry N. Winslow	976		*	12,000	*
Richard A. Zona	10,000	(2)	*	10,000	*
NEOs:
Craig R. Dahl	—		*	—	*
Brian W. Maass	—		*	—	*
William S. Henak	—		*	—	*
Michael S. Jones	—		*	—	*
Thomas F. Jasper	—		*	—	*
All Directors and Executive Officers (23 persons)	11,376	(2)	*	22,000	*

*	Represents 1.0% or less of the outstanding class of stock.

(1)	As of January 31, 2018, there were 4.0 million shares of Series B Preferred Stock outstanding and 7.0 million shares of Series C Preferred Stock outstanding.

(2)	Includes shares of Series B Preferred Stock pledged as collateral for loans to Directors and Executive Officers as follows: Mr. Zona, 10,000 shares; and all Directors and Executive Officers combined, 10,000 shares.

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TCF Common Stock Ownership of Certain Beneficial Owners

The following table shows ownership as of December 31, 2017 of each person known by us to beneficially own more than five percent of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of TCF Common Stock	Percent of Class(4)
BlackRock, Inc.(1)	14,224,523	8.3%
The Vanguard Group(2)	13,827,292	8.04%
Dimensional Fund Advisors, LP(3)	11,262,922	6.55%

(1)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on February 8, 2018. Information is as of December 31, 2017. Beneficial ownership of shares by BlackRock, Inc. is in the following manner: sole voting power, 13,601,476 shares; shared voting power, 0 shares; sole dispositive power, 14,189,974 shares; and shared dispositive power, 34,549 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of The Vanguard Group on February 9, 2018. Information is as of December 31, 2017. Beneficial ownership of shares by The Vanguard Group is in the following manner: sole voting power, 88,762 shares; shared voting power, 16,995 shares; sole dispositive power, 13,734,502 shares; and shared dispositive power, 92,790 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(3)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of Dimensional Fund Advisors, LP on February 9, 2018. Information is as of December 31, 2017. Beneficial ownership of shares by Dimensional Fund Advisors, LP is in the following manner: sole voting power, 10,896,333 shares; shared voting power, 0 shares; sole dispositive power, 11,262,922 shares; and shared dispositive power, 0 shares. The address of Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)	As of December 31, 2017, there were 171,669,419 shares of our common stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires TCF’s Directors, executive officers, and persons who beneficially own more than ten percent of the outstanding shares of TCF common stock to file certain stock ownership reports with the SEC. Such Directors, executive officers and greater than ten percent stockholders are also required by SEC rules to furnish TCF with copies of all forms that they file pursuant to Section 16(a). Based solely on a review of the copies of such reports received by the Company and upon representations signed by Directors, executive officers, and greater than ten percent stockholders, TCF believes that all reports required by officers and Directors were filed on a timely basis during 2017.

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Additional Information

Who is Permitted to Vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of TCF’s common stock at the close of business on February 26, 2018. Each share of TCF common stock you owned as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

You may vote “FOR” or “WITHHOLD” with respect to each nominee for Proposal 1. With respect to all other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Stockholders of Record

If your shares of TCF common stock are registered directly in your name, then you are considered the stockholder of record with respect to those shares and you may grant your proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.

“Street Name” Holders

If your shares are held in a stock brokerage account or by any other nominee, then you are considered the beneficial owner of those shares, which are said to be held in “street name.” As the beneficial owner, you may direct your broker or other nominee how to vote your shares using the voting instructions provided to you by that broker or other nominee. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

How is a Quorum Determined?

A majority of the shares of TCF common stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum. Broker non-votes (described below) of your shares are counted as present for purposes of establishing a quorum. If you vote by proxy before the Annual Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Annual Meeting and your shares count for purposes of establishing a quorum but will not be deemed to have been voted in favor of such proposal(s).

How do I Vote?

Stockholders of Record

In addition to voting your shares in person at the Annual Meeting, you can also vote your shares of TCF common stock in advance of the Annual Meeting by submitting a proxy to TCF using one of the following options:

●	online using the instructions for Internet voting shown on the Notice or proxy card(s);

●	by telephone using the instructions for telephone voting shown on the proxy card(s); or

●	by mail by marking the proxy card(s) with your instructions and then signing, dating and returning the proxy card(s) in the enclosed return addressed envelope.

The individuals designated as proxies on a proxy submitted to TCF will vote your shares based on your instructions. If you submit your proxy card(s) to TCF, but do not give instructions as to any or all of the proposals, your proxies will vote in accordance with the Directors’ recommendations for each proposal for which you do not provide instructions. If any other business comes before the Annual Meeting, your proxies will vote your proxy according to their own judgment.

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“Street Name” Holders

You must follow the voting instructions provided by your broker or other nominee. Under the rules of the NYSE, brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting. In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which includes all actions other than Proposal 5, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2018. Investors who hold their stock in “street name” are invited to attend the Annual Meeting; however, you must obtain a legal proxy from the stockholder of record (your broker or other nominee) in order to vote your shares in person at the Annual Meeting.

Annual Meeting Webcast

Only stockholders who attend in person may vote during the Annual Meeting. Stockholders listening to the Annual Meeting via webcast are not able to vote during the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting in person or listen to the Annual Meeting via webcast, please vote in advance by proxy by following the instructions set forth on the Notice or proxy card(s).

Notice

You may not vote by filling out and returning the Notice. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to access TCF’s proxy materials and submit your vote, but you cannot vote by marking the Notice and returning it.

I Have Already Submitted my Proxy, May I Revoke it and Vote at the Annual Meeting?

Yes, your proxy is revocable and is automatically revoked if you submit a valid proxy with a later date or vote at the meeting. You can vote your shares at the Annual Meeting by written ballots available at the Annual Meeting, even if you voted them in advance by proxy. However, if your shares are held in “street name” by a broker or other nominee, you must bring with you to the Annual Meeting a legal proxy from them showing you as the owner. Stockholders who listen to the Annual Meeting via the webcast will not be able to revoke proxies or vote at the Annual Meeting via the webcast.

What is the Vote Required for Approval?

For Proposal 1, the election of Directors, the 13 candidates who receive the most “FOR” votes (a “plurality”) will be elected; provided, however, that any Director nominee who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall immediately offer his or her resignation to the Board, which will then decide whether to accept the resignation. Proposal 2, Proposal 3, Proposal 4, and Proposal 5 must be approved by a majority of the shares present in person or by proxy and entitled to vote on the subject matter at the Annual Meeting.

What is a “Broker Non-Vote” and What is the Effect of Broker Non-Votes and Abstentions?

A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you. Generally, if a broker returns a “non-vote” proxy with respect to a proposal, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum, but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. In the absence of specific instructions from you, your broker or other institution holding title to your shares as nominee will not have discretion to vote on any matters at the Annual Meeting other than Proposal 5, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2018.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted as present for purposes of determining a quorum, but will not be deemed to have voted for such proposal. Because shares voted “ABSTAIN” are counted as entitled to vote on a proposal, abstentions will have the same effect as a vote against the proposal.

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Who Pays for the Expenses Related to Proxy Solicitation?

TCF is paying all costs of solicitation. Proxies may be solicited on TCF’s behalf by Directors, officers or employees in person or by telephone, electronic transmission, mail, or facsimile. Directors, officers, and employees will not receive any additional compensation for such services. TCF will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses incurred for forwarding solicitation materials to beneficial owners of TCF common stock.

Who will Count the Votes?

A representative of Broadridge Financial Solutions, Inc., TCF’s tabulation agent, will tabulate the votes and act as the independent inspector of election.

Do I Need to Do Anything to Attend the Annual Meeting?

Yes, holders of TCF common stock will be permitted to attend the Annual Meeting only upon presentation of a valid form of photo identification.

May Stockholders submit Proposals or Nominate Directors for this Annual Meeting?

Prior to the respective deadlines, stockholders are permitted to submit proposals or to nominate Directors to be acted on at the Annual Meeting. The deadline for stockholders to submit proposals or a Director nomination for inclusion in this Proxy Statement was November 15, 2017, and the deadline to submit proposals or nominations not to be included in this Proxy Statement was January 26, 2018.

What is TCF’s Policy on Stockholder Nominations?

Please refer to “Corporate Governance – Director Nominations” above for a description of TCF’s policy on stockholder nominations.

How can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?

If you are a stockholder and you wish to have a proposal included in TCF’s proxy statement for the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), you must submit your request in writing to the Company’s Corporate Secretary no later than November 14, 2018. We suggest that you send any such proposals by certified mail. The Board has the right to review stockholder proposals to determine if they meet the SEC requirements for being included in the proxy statement.

TCF’s Bylaws permit proxy access by stockholders. An Eligible Stockholder must submit a nomination between October 15, 2018 and November 14, 2018. We suggest that you send any such proposals by certified mail. The Board has the right to review nominations to determine if they meet the requirements set forth in the Bylaws for being included in the proxy statement.

Director nominations and stockholder proposals not included in proxy mailings may be submitted for the 2019 Annual Meeting if they meet the requirements set forth in TCF’s Bylaws. Stockholders must deliver notice of a proposal or Director nomination to the Company’s Corporate Secretary between December 26, 2018 and January 25, 2019, but if the 2019 Annual Meeting is held on a day less than 30 days or more than 70 days in advance of the anniversary of the 2018 Annual Meeting, then the deadline is ten days after the earlier of the date that: (i) public disclosure of the date of the 2019 Annual Meeting was made: or (ii) notice of the date of the annual meeting was mailed. Stockholders can nominate Directors at an Annual Meeting if the nomination: (i) is submitted to the Company’s Corporate Secretary by the deadline set forth above and: (ii) satisfies the informational and other requirements in the Bylaws of TCF as determined by the Board. TCF reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card. Also, see TCF’s Director Nominations policy described above under “Corporate Governance.”

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How can Stockholders get copies of TCF’s Annual Report?

STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2017 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS. If you wish to receive a copy, please send a written request to the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391-1693. If you want copies of exhibits to the 2017 Annual Report on Form 10-K, a reasonable charge may be required to cover the expense. You can also visit the Investor Relations section of TCF’s website, http://ir.tcfbank.com for free access to TCF’s SEC filings.

Householding

TCF may elect to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC. Consequently, only one copy of each of the annual report, proxy statement, or the Notice may be delivered to multiple stockholders sharing an address unless TCF has received contrary instructions from one or more of such stockholders. TCF will deliver promptly upon written or oral request a separate copy of its 2017 Annual Report on Form 10-K, this proxy statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. With regard to householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the TCF address provided above. If you reside at the same address as another stockholder and you prefer to receive your own copy of the annual report, proxy statement, or the Notice in the future, you may contact TCF’s transfer agent, Computershare, by calling its toll-free number, (800) 443-6852, or writing to them at P.O. Box 505000, Louisville, KY 40233. Your request with regard to householding will be effective 30 days after receipt. If you are currently receiving multiple copies of the annual report, proxy statement, or the Notice and prefer to receive a single set for your household, you may also contact Computershare at the phone number or address above.

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Appendix I	Amended and Restated TCF Financial 2015 Omnibus Incentive Plan

(As Amended Effective ~~December 29, 2016~~January 25, 2018)

1.	Purpose; Eligibility

1.1	General Purpose. The name of this plan is the TCF Financial 2015 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable TCF Financial Corporation, a Delaware Corporation (the “Company”), and any Affiliate to attract and retain the types of Employees who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees with those of the stockholders of the Company; and (c) promote the success of the Company’s business. This Plan is intended to serve as the Company’s primary vehicle for equity compensation awards and long-term cash incentive awards for Employees, as well as annual cash incentive awards for the Company’s Officers. Following the date that this Plan is approved by the Company’s stockholders, no further equity compensation awards shall be granted pursuant to any Predecessor Plan (it being understood that outstanding awards under such plans will continue to be settled pursuant to the terms of such plans).

1.2	Eligible Award Recipients. The persons eligible to receive Awards are the Employees of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees after the receipt of Awards.

1.3	Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards (including Performance-Based Restricted Awards), (e) Other Stock-Based Awards (including an Other Stock- Based Performance Award), (f) Performance Cash Awards, and (g) any Qualified Performance-Based Award.

2.	Definitions

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award (including a Performance- Based Restricted Award), an Other Stock-Based Award (including an Other Stock-Based Performance Award), a Performance Cash Award or any Qualified Performance-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means: The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

With respect to any Employee:

(a)	If the Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b)	If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

“Change in Control”

(a)	One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes

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more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b)	A change in the composition of the Board such that the individuals who are serving as members of the Board as of the Effective Date, together with any new member of the Board (other than a member of the Board whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the members of the Board then still in office who either were members of the Board on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the number of the members of the Board then serving; or

(c)	There is consummated a merger or consolidation of the Company or any subsidiary with any other corporation or other entity, other than (A) a merger or consolidation immediately following which (x) the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (y) the individuals who comprise the Board immediately prior thereto constitute a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(d)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $.01 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means TCF Financial Corporation, a Delaware corporation, and any successor thereto.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to an employee of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by IRS Notice 2007-49.

“Deferred Restricted Stock” has the meaning set forth in Section 7.2(d) hereof.

“Deferred Stock Units” has the meaning set forth in Section 7.2(d) hereof.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.8 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a

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Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.8 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.12.

“Effective Date” shall mean the date that this Plan is adopted by the stockholders.

“Employee” means any person, including an Officer, employed by the Company or an Affiliate; provided, that an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code and mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means:

(a)	If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)	If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity other than as part of a general reduction of salary or bonus opportunity for similarly situated Employees; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Cash Award in accordance with Section 7.5(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Cash Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Other Stock-Based Performance Award” has the meaning set forth in Section 7.3.

“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance-Based Award” means any award granted subject to the achievement of Performance Goals, including any Performance Cash Award, Performance-Based Restricted Stock Award, Performance-Based Restricted Stock Units, Other Stock-Based Performance Awards and any Qualified Performance- Based Award.

“Performance-Based Restricted Awards” refers to any Performance-Based Restricted Stock or Performance-Based Restricted Stock Units.

“Performance-Based Restricted Stock” has the meaning set forth in Section 7.2(a).

“Performance-Based Restricted Stock Units” has the meaning set forth in Section 7.2(a).

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“Performance Cash Award” means any Award designated by the Committee as a Performance Cash Award pursuant to Section 7.4 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance-Based Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: (a) net income (before or after taxes); (b) earnings or earnings growth (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and net earnings); (c) basic or diluted earnings per share (before or after taxes); (d) net revenue or net revenue growth; (e) gross revenue; (f) net operating profit (before or after taxes); (g) returns (including, but not limited to, returns on assets (net, gross, pre-tax, pre-provision or pro forma), capital, invested capital, equity, common equity, tangible common equity, sales, stockholders’ equity, or tangible stockholders’ equity); (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital or equity); (i) margins (including, but not limited to, gross, operating or net interest; (j) improvements in capital structure; (k) budget and expense management; (l) ratios (including, but not limited to, price to earnings, debt to assets, debt to net assets, non-interest income to average assets, provision for loan and lease losses to assets, and ratios regarding capital, liquidity, solvency, fiscal capacity, productivity or risk); (m) economic value added or other value added measurements; (n) share price (including, but not limited to, growth measures and total stockholder return); (o) expense targets; (p) market capitalization; (q) operating efficiency; (r) working capital; (s) enterprise value; (t) market share; (u) deposit growth; (v) workforce satisfaction or diversity goals; (w) sustainability goals; (x) employee retention; (y) customer satisfaction; (z) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; (aa) net interest rate spread; (bb) loan production volume; (cc) classified assets; (dd) non-performing assets; (ee) provision for loan and lease losses; (ff) any performance metric relating to balance sheet items (including, but not limited to, non-accrual loans, accruing loans and leases) or (gg) any performance metric relating to income statement items (including, but not limited to, interest income, non-interest income, non-interest expense or any subset thereof).

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit, operational unit or geographic unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may also select Performance Criteria (n) above as compared to various stock market indices. Any Performance Criteria may be used individually or in combination with any other Performance Criteria, and may be further defined in the applicable Award Agreement. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/ or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to any Performance- Based Award of a particular Participant, whether all, some portion but less than all, or none of the Performance-Based Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause a Performance-Based Award granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/ or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance-Based Award.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s

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household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees similar to and designed to effect the purposes set forth in paragraph (a) above as may be permitted by the Committee.

“Plan” means TCF Financial 2015 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.

“Predecessor Plans” means the TCF Financial Incentive Stock Program as last approved by stockholders on April 24, 2013 and the Performance-Based Compensation Policy as last approved by stockholders on April 24, 2013.

“Qualified Performance-Based Award” has the meaning set forth in Section 7.5.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Restricted Stock” has the meaning set forth in Section 7.2(a).

“Restricted Stock Units” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of Common Stock.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Vested Unit” has the meaning set forth in Section 7.2(e).

3.	Administration

3.1	Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)	to construe and interpret the Plan and apply its provisions;

(b)	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

(e)	to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)	from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)	to determine the number of shares of Common Stock to be made subject to each Award;

(h)	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)	to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)	to designate an Award as a Performance-Based Award, to determine the terms of any Performance- Based Award (including the threshold, target and maximum amount of cash or Shares to be awarded, the Performance Criteria that will be used to establish the Performance Goals and the Performance Period(s)), and to determine the amount of cash or Shares earned by a Participant pursuant to any Performance-Based Award;

(k)	to designate any Performance-Based Award as a Qualified Performance-Based Award;

(l)	subject to Section 13 hereof, to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award;

(m)	to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)	to make decisions with respect to outstanding Awards that the Committee deems necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(o)	to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

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(p)	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification results in a repricing, stockholder approval shall be required before the repricing is effective.

3.2	Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3	Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4	Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board, or an independent subcommittee thereof, that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.5	Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Shares Subject to the Plan

4.1	Subject to adjustment in accordance with Section 11, the maximum number of Shares that may be issued pursuant to the grant of Awards under the Plan shall be the sum of (i) a total of ~~2,000,000~~6,000,000 shares of Common Stock, (ii) any Shares which are available for grant immediately prior to the Company’s Annual Meeting of Stockholders on April 22, 2015 under the Predecessor Plans, and (iii) any Shares relating to the Predecessor Plans which become available for grant after April 22, 2015 under the terms of such Predecessor Plan, all of which may, in the Committee’s discretion, be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

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4.2	Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.3	Subject to adjustment in accordance with Section 11, no Participant shall be granted, during any calendar year, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 800,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 500,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.

4.4	Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.	Eligibility

5.1	Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and those individuals whom the Committee determines are reasonably expected to become Employees following the Grant Date.

5.2	Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.	Option Provisions

Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1	Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2	Exercise Price.

(a)	Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date.

(b)	Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date.

6.3	Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iii) any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. Notwithstanding the

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foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 or Regulation O shall be prohibited with respect to any Award under this Plan.

6.4	Transferability.

(a)	Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(b)	Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.5	Vesting of Options. Each Option that vests solely based on the continued service of the Participant shall vest and therefore become exercisable no earlier than one (1) year after the Grant Date. Each Option that vests based on the achievement of performance or other criteria shall vest and therefore become exercisable no earlier than one (1) year after the Grant Date. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.6	Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.7	Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.8	Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.9	Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.10	Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

6.11	No Repricing. Notwithstanding any other provision of this Plan other than Section 11, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted,

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“underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either replacement Options having a lower exercise price or other Awards or cash in exchange for such cancellation; or (iii) repurchasing the underwater Options. For purposes of this Section 6.11, an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

7.	Provisions of Awards Other Than Options

7.1	Stock Appreciation Rights.

(a)	General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b)	Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)	Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)	Vesting. Each Stock Appreciation Right shall vest and therefore become exercisable no earlier than one (1) year after the Grant Date. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

(e)	Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock, cash or as otherwise determined by the Committee.

(f)	Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. Stock Appreciation Rights shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the holder of the Stock Appreciation Right only by such holder. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g)	Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

(h)	No Repricing. Notwithstanding any other provision of this Plan other than Section 11, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” Stock Appreciation Right by: (i) amending or modifying the terms of the Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Stock Appreciation Right and granting either replacement Stock Appreciation Rights having a lower exercise price; or other Awards or cash in exchange; or (iii) repurchasing the underwater Stock Appreciation Rights. For purposes of this Section 7.1(h), an Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Stock Appreciation Right.

7.2	Restricted Awards (Including Performance-Based Restricted Awards and Restricted Stock Units).

(a)	General.

(i)	A Restricted Award is an Award of actual Shares (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which

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may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine.

(ii)	Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates or delivery to an account in the Participant’s name at a broker designated by the Company. “Performance-Based Restricted Stock” is an Award of Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Shares of Performance-Based Restricted Stock, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed based on the attainment of the Performance Goal or Goals shall be conclusively determined by the Committee.

(iii)	Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof as determined in the sole discretion of the Committee. “Performance- Based Restricted Stock Units” are Restricted Stock Units with vesting subject to the attainment of Performance Goals. In the event that the Committee grants Performance-Based Restricted Stock Units, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed based on the attainment of the Performance Goal or Goals shall be conclusively determined by the Committee.

(iv)	Each Restricted Award (including Performance- Based Restricted Awards) granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award (including Performance-Based Restricted Awards) so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)	Vesting.

(i)	The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of a Restricted Award upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award.

(ii)	The Restricted Period shall commence on the Grant Date and end no earlier than one (1) year after the Grant Date. Any Restricted Award that vests based on the achievement of Performance Goals or other criteria shall vest no earlier than one (1) year after the Grant Date. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(iii)	The conditions for grant, vesting, or transferability and the other provisions of Restricted Awards (including without limitation any Performance Goals applicable to Performance-Based Restricted Awards) need not be the same with respect to each Participant.

(c)	Restrictions.

(i)	Restricted Stock (including Performance-Based Restricted Stock) and Deferred Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)	Restricted Stock Units (including Performance- Based Restricted Stock Units) and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)	The Committee shall have the authority to remove any or all of the restrictions on a Restricted Award whenever it may determine that, by reason of changes in Applicable Laws or other changes in

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circumstances arising after the date such award is granted, such action is appropriate, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

(iv)	Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

(d)	Other Terms and Conditions.

(i)	If provided for in an applicable Award Agreement, the applicable Participant may have, with respect to Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions, provided, however, that in no event shall a dividend or other distribution or dividend equivalent be paid on Performance-Based Restricted Award until all applicable Performance Goals have been attained and the Award has vested.

(ii)	If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

(iii)	No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights and shall not be entitled to receive dividends with respect to any Restricted Stock Units granted hereunder.

(iv)	The Committee may also grant Restricted Stock or Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Restricted Stock” or “Deferred Stock Units”).

(v)	No Restricted Award may be granted or settled for a fraction of a share of Common Stock.

(e)	Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock or the expiration of the deferral period with respect to any outstanding Deferred Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering Shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

7.3	Other Stock-Based Awards (Including Other Stock-Based Performance Awards). Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Shares that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. “Other Stock-Based Performance Awards” are Other Stock-Based Awards, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Other Stock-Based Performance Awards, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed based on the attainment of the Performance Goal or Goals shall be conclusively determined by the Committee. In no event shall a dividend or other distribution or dividend equivalent be paid on an Other-Stock Based Award that is conditioned upon the achievement of Performance Goals until all applicable Performance Goals have been attained and the Award has vested.

7.4	Performance Cash Awards. Performance Cash Awards may be issued under the Plan, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. A “Performance Cash Award” is an Award entitling the recipient to payment of a cash amount subject to the attainment of Performance Goals. The Committee may, in connection with the grant of a Performance Cash Award, designate the Award as a Qualified Performance- Based Award. The conditions for grant or vesting and the other provisions of a Performance Cash Award (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance Cash Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable

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Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

7.5	Qualified Performance-Based Awards.

(a)	General. The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Qualified Performance-Based Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Cash Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b)	Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Qualified Performance-Based Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Qualified Performance-Based Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Qualified Performance- Based Award shall be decided solely in accordance with the provisions of this Section 7.5. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)	Discretion of Committee with Respect to Qualified Performance-Based Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Qualified Performance-Based Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/ or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Cash Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.5(c) and record the same in writing.

(d)	Payment of Qualified Performance-Based Awards.

(i)	Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Qualified Performance-Based Award for such Performance Period.

(ii)	Limitation. A Participant shall be eligible to receive payment in respect of a Qualified Performance- Based Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Qualified Performance-Based Award has been earned for the Performance Period.

(iii)	Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Qualified Performance- Based Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.5(d)(iv) hereof, if and when it deems appropriate.

(iv)	Use of Discretion. In determining the actual size of an individual Qualified Performance-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Qualified Performance-Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Cash Award above the maximum amount payable under Section 7.5(d)(vi) of the Plan.

(v)	Timing of Award Payments. Qualified Performance- Based Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.3 but in no event later than 2 1/2 months following the end of the calendar year during which the Performance Period is completed.

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(vi)	Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Qualified Performance-Based Award payable during any one (1) year period to any one Participant under the Plan (excluding any Options, Stock Appreciation Rights and cash bonus Awards described in the last sentence of Section 7.5(a)) is 500,000 shares of Common Stock or, in the event such Qualified Performance- Based Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a Performance Cash Award shall be $7,500,000. Furthermore, any Qualified Performance-Based Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Qualified Performance-Based Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Qualified Performance-Based Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

8.	Securities Law Compliance

Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.	Miscellaneous

10.1	Acceleration of Exercisability and Vesting Pursuant to a Change in Control. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan in connection with a Change in Control, as more fully set forth in Section 12 hereof.

10.2	Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3	No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4	Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the

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Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5	Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment, or (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided that any satisfaction of tax obligations through the withholding of shares may only be up to the statutory maximum tax rate; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.	Adjustments Upon Changes in Stock

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.5(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.	Effect of Change in Control

12.1	The occurrence of a Change in Control shall not alone result in the accelerated vesting of an Award; provided that the Committee in an Award Agreement may provide for full vesting and exercisability of an Award in connection with a Change in Control. To the extent practicable, any actions required to be taken by the Committee to give effect to the immediately preceding sentence shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2	In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

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13.	Amendment of the Plan and Awards

13.1	Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

13.2	Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3	Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4	No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5	Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.	General Provisions

14.1	Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2	Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

14.3	Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4	Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5	Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

14.6	Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.7	Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.8	Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

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14.9	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.10	Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.11	Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.12	Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.13	Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.14	Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

14.15	Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.16	Expenses. The costs of administering the Plan shall be paid by the Company.

14.17	Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.18	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.19	Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

14.20	Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

14.21	Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

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15.	Effective Date of Plan

The Plan was approved by the Board on January 23, 2015, subject to and contingent upon approval by the stockholders of the Company, which approval shall be within twelve (12) months of Board approval.

16.	Termination or Suspension of the Plan

The Plan shall terminate automatically on January 25, 2025. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 7.3 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Qualifying Performance-Based Awards shall be made to Covered Employees under Section 7.3 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

17.	Choice of Law

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

18.

This Plan was adopted by the Board on January 23, 2015 and approved by the stockholders on April 22, 2015 at the 2015 Annual Meeting of Stockholders. The Board approved a 4.0 million increase in the number of authorized shares under this Plan on January 25, 2018, effective upon obtaining stockholder approval at the 2018 Annual Meeting of Stockholders. The increase in authorized shares shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the amendment to the Plan by the Board.

~~As adopted by the Board of Directors of TCF Financial Corporation on January 23, 2015.~~

~~As approved by the stockholders of TCF Financial Corporation on April 22, 2015.~~

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Appendix II	Amended and Restated Directors Stock Grant Program

1. Purpose

The purpose of the Amended and Restated Directors Stock Grant Program (the “Program”) is to attract and retain qualified individuals to serve as directors of TCF Financial Corporation (“TCF Financial”), and to encourage and enhance ownership of TCF common stock, par value $.01 per share (“TCF Stock”) by these individuals.

2. Administration

Full power to construe, interpret and administer the program is vested with a committee consisting of the non-employee directors (as defined by Rule 16b-3 of the Securities and Exchange Commission (the “SEC”)) of the Board of TCF Financial (the “Committee”). In the event such directors at some time do not qualify as non-employee directors for the purposes of Rule 16b-3, if approval by a committee composed solely of non-employee directors is then appropriate in order for the shares of TCF Stock awarded under the Program to be exempt under Rule 16b-3, then the Board of Directors will appoint a new Committee which qualifies under the provisions of Rule 16b-3 as then in effect. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.

3. Participants

Participants in the Program will consist of the ~~outside directors~~each member of the Board of Directors of TCF Financial ~~from time to time~~who is not an employee or officer.

4. Benefits

Each eligible director of TCF Financial will periodically receive formula awards of restricted shares of TCF Stock without other payment as additional compensation for their services to TCF Financial.

~~Awards Granted Prior to January 17, 2012:~~

~~Awards will be made upon the full vesting of an award previously granted to directors under the Program (each, a “Grant Date”). Each award will be equal in value to three (3) times the total amount of his or her annual retainer fee. A director elected by the board between Grant Dates will receive a pro-rated award based on the number of months from the beginning of board service until the next anticipated Grant Date. Value will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made, based on the annual retainer (not including Committee chair retainer fees) in effect at the beginning of that day.~~

~~Vesting will occur over a minimum of three years from the applicable Grant Date (or a shorter period for a pro rata award made upon a director’s election between Grant Dates), and is based on the attainment of the goal set for the award by the Committee. If the goal is not achieved, no vesting occurs for that year. There is not, however, a forfeiture in years (if any) when the goal is not achieved, so that the grant is effectively extended for an additional year in such circumstances. The director must be on the board on December 31 of the year in order to receive shares vesting based on that year’s performance. If the goal is achieved, one-third of the shares will vest as soon as reasonably feasible following the fiscal year in which the goal is achieved, as determined by the Committee. For a pro rata award made between Grant Dates, vesting shall occur ratably based on the remaining vesting of awards granted to incumbent directors on the last preceding Grant Date. If some or all of the restricted shares are not vested on the basis of goals by ten (10) years after the applicable Grant Date, and if the director is still with TCF Financial on that date, then any remaining restricted shares will become vested on that date.~~

~~Awards Granted On or After January 17, 2012~~

~~Commencing on January 17, 2012, a~~Awards will be made automatically on the third Tuesday of each January (each, a “Grant Date”).

~~Each~~Commencing with the award made on January 15, 2019, each award will be equal in value to $~~45,000~~55,000. A director first elected by the board between Grant Dates will receive a pro-rated award based on the number of months from the

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beginning of board service until the next Grant Date. The number of restricted shares of TCF Stock subject to each award will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made.

Each award will vest on the next Grant Date after the date the award was made; provided that awards granted on May 1, 2018 shall vest on May 1, 2019. The director must be on the board on the vesting date in order to receive the vested shares unless the shares have previously vested pursuant to a retirement under the circumstances described below.

A one-time grant equal in value to $10,000 shall be made on May 1, 2018 to all directors. A director first elected by the board after May 1, 2018, but prior to December 31, 2018 will receive a pro-rated award based on the number of months from the beginning of board service until the next Grant Date.

The number of restricted shares of TCF Stock awarded will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made.

All Awards

If a director retires from service on the board of TCF Financial pursuant to board policy on director retirement in effect at that time, the restricted period will lapse and all shares will become fully vested. There is no vesting in the event of a full or partial disability.

During the time the shares are restricted, they ~~will~~may not be ~~transferable~~ assigned, transferred, pledged or encumbered by the directors, and any attempt to do so shall be void, and a legend will be placed on the stock certificates (or book-entry shares, if applicable) to that effect.

5. Definitions

Fair Market Value

The term “Fair Market Value” of shares of TCF Stock at any time shall be the average of the high and low sales prices for shares of TCF Stock for the date, as reported by the New York Stock Exchange.

Change in Control

A “Change in Control” shall be deemed to have occurred if:

(a)	any “person” as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial’s then outstanding securities. For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial’s voting securities; or

(b)	during any period of two (2) consecutive years ~~(not including any period prior to April 1995)~~ there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or as new directors whose nomination for election by TCF Financial’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election previously so approved; or

(c)	the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger of consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

~~Disability~~

~~The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.~~

Retirement

The term “retirement” means a retirement under the policies of the Board of Directors of TCF Financial in effect at the time of a director’s departure from the Board.

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6. Adjustment Provisions

If TCF Financial shall at any time change the number of issued shares of TCF Stock without new consideration to TCF Financial (such as by stock dividends or stock splits), then the ~~total number of shares reserved for issuance under this Program and the~~ number of shares covered by each outstanding award shall be adjusted so that the limitations, ~~the aggregate consideration payable to TCF Financial,~~ and the value of each such award shall not be changed. The Committee shall also have the right to provide for the continuation of awards or for other equitable adjustments after changes in the shares of TCF Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

Notwithstanding any other provision of this Program, ~~and without affecting the number of shares otherwise reserved or available hereunder~~, the Committee may authorize the issuance or assumption of the grants in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

All terms and conditions of all restricted stock awards outstanding shall be deemed satisfied and all such awards shall vest as of the date of a Change in Control.

7. Amendment and Termination of Program

The Board of Directors of TCF Financial or the Committee may amend this Program from time to time, but not more often than once every six months, other than to comply with requirements of the Internal Revenue Code, or may terminate this Program at any time, but no action shall reduce the then existing amount of any participant’s benefit or adversely change the terms and conditions thereof without the participant’s consent. No amendment of this Program shall result in any Committee member losing his or her status as a “non-employee director” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of TCF Financial. This Program shall expire ten years from the date of its most recent approval by shareholders, unless the shareholders approve renewal of this Program before it expires.

8. Shareholder Approval

This Program will be submitted to the TCF Shareholders for approval on April 25, ~~2012~~2018 and will become effective upon receipt of such approval.

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TCF FINANCIAL CORPORATION
200 Lake Street East

Wayzata, MN 55391-1693	TCFIR9370

TCF FINANCIAL CORPORATION 200 LAKE STREET EAST MAIL CODE EX0-01-G WAYZATA, MN 55391

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2018. Have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTENDING THE ANNUAL MEETING

If you plan to attend the Meeting, you will be required to present a valid form of photo identification to be admitted.

To view or print a copy of the proxy statement or Annual Report, go to www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E36341-P01618	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TCF FINANCIAL CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you
vote FOR the following:

Vote on Directors				☐	☐	☐
1.	Election of 13 Directors, each to serve a one-year term

	Nominees:

	01)	Peter Bell	08)	Richard H. King
	02)	William F. Bieber	09)	Vance K. Opperman
	03)	Theodore J. Bigos	10)	James M. Ramstad
	04)	Craig R. Dahl	11)	Roger J. Sit
	05)	Karen L. Grandstrand	12)	Julie H. Sullivan
	06)	Thomas F. Jasper	13)	Barry N. Winslow
	07)	George G. Johnson

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain

2.	Approve the Amended and Restated TCF Financial 2015 Omnibus Incentive Plan to Increase the Number of Shares Authorized by 4 Million Shares.								☐	☐	☐

3.	Approve the Amended and Restated Directors Stock Grant Program to Increase the Value of the Annual Grant of Restricted Stock to $55,000.								☐	☐	☐

4.	Advisory (Non-Binding) Vote to Approve Executive Compensation as Disclosed in the Proxy Statement.								☐	☐	☐

5.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for 2018.								☐	☐	☐

For address change and/or comments, please check this box and write them ☐
on the back where indicated.

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)	Date

Dear Stockholder,

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 25, 2018, at 4:00 p.m. Central Time.

At the Annual Meeting you will be asked to vote on the five proposals listed on the back of this card. Your vote is important, regardless of the number of shares owned. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote these shares by telephone or online. Of course, you may also vote by mail by returning this completed proxy card in the postage-paid envelope provided (follow the instructions on the reverse side). Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it! If you received more than one proxy card, please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now.

Sincerely,

Craig R. Dahl

Chairman, President, and Chief Executive Officer

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E36342-P01618

TCF FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
April 25, 2018

As the stockholder(s) named on this card, you hereby appoint Brian W. Maass and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote upon all matters that may properly come before the Annual Meeting of Stockholders to be held at 4:00 p.m. Central Time on Wednesday, April 25, 2018 (the “Meeting”), at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, all of the shares of common stock of TCF Financial Corporation that you are entitled to vote at the Meeting and any adjournment or postponement thereof upon all matters that may properly come before the Meeting, subject to any directions indicated on the reverse side of this card.

If shares of stock are owned through the TCF 401(k) Plan (“401(k) Plan”), your vote will provide voting instructions to the 401(k) Plan trustee which has been instructed to vote all shares at the Meeting and any adjournment thereof. The Advisory Committee for the 401(k) Plan will instruct the 401(k) Plan trustee to vote all shares in the 401(k) Plan for which instructions are not received from you by April 20, 2018.

This proxy, when properly executed, will be voted as directed by you upon all matters that may properly come before the Meeting. If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and in accordance with the Directors’ recommendations for each proposal that may properly come before the Meeting. If any of the following items arise, the proxies will vote in their own discretion: (a) any other business that may properly come before the meeting for which the Board of Directors did not receive timely notice; (b) approval of minutes of the prior Annual Stockholders’ Meeting; (c) election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and (d) matters incident to the conduct of the Meeting. The stockholder can revoke this proxy after submitting it (see proxy statement).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE